UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Neurocrine Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROCRINE BIOSCIENCES, INC.

12780 El Camino Real

San Diego, CA 92130

Notice of Annual Meeting of Stockholders

To Be Held on May 23, 2013

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), will be held on May 23, 2013, at 10:30 a.m. local time, at the Company’s corporate headquarters located at 12780 El Camino Real, San Diego, California 92130, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.	The election of the three nominees for Class II Director named herein to the Board of Directors to serve for a term of three years;

2.	An advisory vote on the compensation paid to the Company’s named executive officers;

3.	To approve an amendment to the Company’s 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 5,500,000 to 7,000,000;

4.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2013 are entitled to receive notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope, or vote by telephone or internet (instructions have been provided on your proxy card). Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

Margaret Valeur-Jensen, Ph.D., J.D.
Corporate Secretary

San Diego, California

April 19, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to be Held on May 23, 2013 at 10:30 a.m. Local Time at

12780 El Camino Real, San Diego, California 92130.

The proxy statement and annual report to stockholders are available at

www.proxyvote.com. Please have the control number on your proxy card available.

NEUROCRINE BIOSCIENCES, INC.

12780 El Camino Real

San Diego, California 92130

PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company” or “Neurocrine”), for use at its 2013 Annual Meeting of Stockholders to be held on May 23, 2013 beginning at 10:30 a.m., local time, or at any continuations, postponements or adjournments thereof for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, located at 12780 El Camino Real, San Diego, California 92130. The Company’s phone number is (858) 617-7600.

This proxy statement is being first mailed on or about April 19, 2013 to all stockholders entitled to vote at the Annual Meeting.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of the three nominees for Class II Director named herein, an advisory vote on the compensation paid to the Company’s named executive officers, approval of an amendment increasing the number of shares of common stock reserved for issuance under the Company’s 2011 Equity Incentive Plan from 5,500,000 to 7,000,000, and ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who can attend the Annual Meeting?

All stockholders of record at the close of business on April 1, 2013 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. At the close of business on the Record Date, 66,711,978 shares of the Company’s common stock, $0.001 par value per share, were issued and outstanding. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

Each outstanding share of the Company’s common stock will be entitled to one vote on each proposal considered at the Annual Meeting.

What constitutes a quorum? What are broker non-votes? What are advisory votes?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Annual Meeting. As of the Record Date, 66,711,978 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 33,355,990 shares will be required to establish a quorum. The presence of a quorum will be determined by the Inspector of Elections (the “Inspector”).

Proxies received but marked as abstentions, as well as “broker non-votes,” will be included in the calculation of the number of shares considered to be present at the Annual Meeting. Broker non-votes occur when a holder of shares in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), “non-routine” matters are matters that may substantively affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested. In addition, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, advisory votes on executive compensation is a non-routine matter for which brokers do not have discretionary authority to vote shares held by account holders. Only ratification of our independent registered public accounting firm under Proposal Four is considered a routine matter.

The vote on Proposal Two is advisory, the outcome of which will not be binding on the Company or the Board of Directors and neither will create or imply any change to the fiduciary duties of the Board of Directors. However, the Company and the Board of Directors will consider the results of the advisory vote on Proposal Two in making future decisions about compensation of the Company’s named executive officers.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in certificate form and attend the Annual Meeting), you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. To assist in soliciting proxies (votes), the Company may retain a professional proxy solicitation firm, at an approximate cost of $10,000. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by other appropriate means.

Can I vote by telephone or electronically?

If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on May 22, 2013.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. Your proxy will also be revoked if you attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your ordinary shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What are the Board of Directors’ recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

•	for election of the three nominees for Class II Director named herein (see Proposal One);

•	for the compensation paid to the Company’s named executive officers (see Proposal Two);

•

for approval of the amendment to the Company’s 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 5,500,000 to 7,000,000 (see Proposal Three); and

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (see Proposal Four).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items. For each item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares represented in person or by proxy at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to each of the matters to be acted upon, other than Proposal Four. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on and will not be counted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who counts the votes?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available on the Internet at www.proxyvote.com. Please have the control number on your proxy card available.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

STOCK OWNERSHIP

Who are the principal stockholders, and how much stock does management own?

The following table sets forth the beneficial ownership of the Company’s common stock as of March 15, 2013 by (i) each of the executive officers named in the table under the heading “Summary Compensation Table,” (ii) each current director, (iii) all current directors and executive officers as a group and (iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock. The table is based upon information supplied by our executive officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”). A total of 66,688,360 shares of the Company’s common stock were issued and outstanding as of March 15, 2013.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Acquirable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership
FMR LLC (5)	9,957,703	—	9,957,703	14.9%
82 Devonshire Street, Boston, MA 02109
T. Rowe Price Associates, Inc. (6)	5,174,639	—	5,174,639	7.8%
100 East Pratt Street, Baltimore, MD 21202
Perceptive Advisors LLC (7)	4,212,137	—	4,212,137	6.3%
499 Park Avenue, 25th Floor, New York, NY 10022
BlackRock, Inc. (8)	3,845,485	—	3,845,485	5.8%
40 East 52nd Street, New York, NY 10022
The Vanguard Group (9)	3,481,282	—	3,481,282	5.2%
100 Vanguard Blvd. Malvern, PA 19355
Kevin C. Gorman, Ph.D.	177,202	571,471	748,673	1.1%
Timothy P. Coughlin	96,124	416,610	512,734	*
Christopher F. O’Brien, M.D.	94,794	399,110	493,904	*
Dimitri E. Grigoriadis, Ph.D.	75,433	294,700	370,133	*
Haig P. Bozigian, Ph.D.	76,954	299,401	376,355	*
William H. Rastetter, Ph.D.	—	63,333	63,333	*
Gary A. Lyons	272,495	158,749	431,244	*
Corinne H. Nevinny	—	97,749	97,749	*
W. Thomas Mitchell	1,000	97,749	98,749	*
Joseph A. Mollica, Ph.D.	—	118,749	118,749	*
Richard F. Pops	—	97,749	97,749	*
Stephen A. Sherwin, M.D.	—	97,749	97,749	*
All current executive officers and directors as a group (13 persons)	816,490	2,839,517	3,656,007	5.3%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s common stock as of March 15, 2013.

(1)	The address of each beneficial owner named is c/o Neurocrine Biosciences, Inc., 12780 El Camino Real, San Diego, CA 92130, unless otherwise indicated.

(2)	Represents shares of common stock owned, excluding shares of common stock subject to stock options that are listed under the heading “Number of Shares of Common Stock Acquirable Within 60 Days,” by the named parties as of March 15, 2013.

(3)

Shares of common stock subject to stock options currently exercisable or exercisable within 60 days of March 15, 2013, regardless of exercise price, are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(5)	Based on Amendment No. 3 to Schedule 13G filed by FMR LLC (“FMR”) on February 14, 2013, reporting ownership as of December 31, 2012. According to such filing, FMR beneficially owns 9,957,703 shares of common stock and sole voting power as to 903,180 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock held by FMR. The interest of one entity, Puritan Fund, an investment company registered under the Investment Company Act of 1940, as amended, amounted to 3,731,700, or 5.6%, of the total outstanding common stock at December 31, 2012.

(6)	Based on Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) filed on February 13, 2013. These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	Based on Schedule 13G filed by Perceptive Advisors, LLC (“Perceptive”) on February 14, 2013, reporting ownership as of December 31, 2012. The shares are beneficially owned by Perceptive and Joseph Edelman. For the purposes of the reporting requirements of the Exchange Act, Perceptive and Joseph Edelman are deemed to be beneficial owners of such securities; however, Perceptive and Joseph Edelman expressly disclaim that either is, in fact, the beneficial owner of such securities.

(8)	Based on Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 30, 2013, reporting ownership as of December 31, 2012. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock held by BlackRock. No one person’s interest in the common stock held by BlackRock is more than five percent of the Company’s total outstanding common stock.

(9)	Based on Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 12, 2013, reporting ownership as of December 31, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own 10% or greater of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% or greater stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that its officers, directors and 10% or greater stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2012.

BOARD OF DIRECTORS AND COMMITTEES

General

The Company’s Bylaws, as amended, provide that the Board of Directors will be comprised of eight directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently two directors in Class I (W. Thomas Mitchell and Joseph A. Mollica, Ph.D.), three directors in Class II (Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons and William H. Rastetter, Ph.D.). With the exception of Kevin C. Gorman, Ph.D., who is the President and Chief Executive Officer of Neurocrine, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

The directors in Class I hold office until the 2015 Annual Meeting of Stockholders, the directors in Class II hold office until the 2013 Annual Meeting of Stockholders and the directors in Class III hold office until the 2014 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the directors in each such case will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.

The term of office for directors Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D., will expire at the 2013 Annual Meeting. At the 2013 Annual Meeting, the stockholders will elect three Class II directors for a term of three years.

Director Biographies

Kevin C. Gorman, Ph.D. has been employed with the Company since 1993. He was appointed President and Chief Executive Officer in January 2008 after having served as Executive Vice President and Chief Operating Officer since September 2006 and prior to that, as Executive Vice President and Chief Business Officer and Senior Vice President of Business Development. He has served on the Board of Directors since January 2008. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the Company and several other biotechnology companies such as Onyx Pharmaceuticals, Inc., Metra Biosystems, Inc., Idun Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. Dr. Gorman received his Ph.D. in immunology and M.B.A. in Finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.

William H. Rastetter, Ph.D. has served on the Board of Directors since February 2010 and as Chairman of the Board of Directors since May 2011. Currently, he serves as Chairman of Fate Therapeutics, a privately held company focused on stem cell research, serves as the Chairman of the Board of Directors of Receptos, Inc., a privately held company focused on small molecule drug discovery company and also serves as a Director at Regulus Therapeutics, a publicly traded company focused on RNA based therapeutics. Dr. Rastetter has also served on the Board of Directors of Illumina, Inc. since November 1999 and as non-executive Chairman at Illumina since January 2005. He was a partner in the venture capital firm, Venrock, from 2006 through early 2013 and was Executive Chairman of Biogen Idec, Inc. from 2003 to 2005. Earlier, he served as Chairman and Chief Executive Officer of IDEC Pharmaceuticals Corporation until its merger with Biogen in 2003; he joined IDEC Corporation as its Chief Executive Officer at the company’s founding in 1986. From 1984 to 1986, Dr. Rastetter was director of Corporate Ventures at Genentech, where from 1982 to 1984 he held scientific positions. He held a series of faculty positions including Associate Professor at the Massachusetts Institute of Technology (“MIT”) from 1975 to 1982. Dr. Rastetter has a Bachelor of Science degree in chemistry from MIT, and received Master of Art and doctorate degrees in chemistry from Harvard University.

Gary A. Lyons has served on the Board of Directors since joining Neurocrine in February 1993. Mr. Lyons served as the President and Chief Executive Officer of the Company from February 1993 through January 2008.

Prior to joining the Company, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales. Mr. Lyons currently serves on the Boards of Directors for Rigel Pharmaceuticals, Inc., a biotechnology company focused on developing drugs for the treatment of inflammatory/autoimmune and metabolic diseases, Vical Incorporated, a biotechnology company focused on the prevention and treatment of serious or life-threatening diseases, Neurogesx, a biotech company focusing on development and commercialization of pain therapies, and KaloBios Pharmaceuticals, Inc., a company developing patient targeted, first in-class monoclonal antibodies. Mr. Lyons was previously a director of PDL BioPharma, Inc., Poniard Pharmaceuticals, Inc. and Facet Biotech Corporation. Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

W. Thomas Mitchell has served on the Board of Directors since November 2002. He is the former Chairman of the Board and Chief Executive Officer of Genencor International, a biotechnology company. Under his guidance, Genencor’s revenues grew from under $30 million to over $325 million. In addition, he successfully managed the acquisition and integration of three major businesses to build the global enterprise that is now Genencor. An industry leader, Mr. Mitchell has participated in a number of important policy initiatives including the 1999 federal executive order that created the national bioenergy initiative. He also served as a member of the Governor’s Council on Biotechnology in California, which was responsible for helping to improve the state’s competitiveness in the mid-1990’s. Mr. Mitchell previously served on the Board of Directors of DJO, Inc., a medical device company, where he was a member of the audit committee. He also served on the Advisory Boards of the Chemical Engineering School at Cornell University and the University of Iowa’s School of Engineering. Mr. Mitchell received his B.S. in chemical engineering from Drexel University. He also completed the Executive Development Program at the University of Michigan.

Joseph A. Mollica, Ph.D. has served on the Board of Directors since June 1997 and as Chairman of the Board from 1998 until 2011. From 2004 to 2008, Dr. Mollica served as the Chairman of the Board of Pharmacopeia Drug Discovery, Inc., a biopharmaceutical company focused on drug discovery and development. From 1994 to 2004, Dr. Mollica served as the Chairman of the Board of Directors, President and Chief Executive Officer of Accelrys, Inc., the former parent of Pharmacopeia Drug Discovery. From 1987 to December 1993, Dr. Mollica served as Vice President, Medical Products of DuPont Company and then as President and CEO of DuPont Merck Pharmaceutical Company from 1991 to 1993. At Ciba-Geigy Ltd., where he was employed from 1966 to 1986, he served in a variety of positions of increasing responsibility, rising to Senior Vice President of Ciba-Geigy’s Pharmaceutical Division. Dr. Mollica is currently the Chairman of the Board of Celator Pharmaceuticals, Inc., an oncology focused biotechnology company, and was previously a director of Cytogen Corporation, Redpoint Bio Corporation and Genencor International. He received his B.S. from the University of Rhode Island, his M.S. and Ph.D. from the University of Wisconsin and his Sc.D.h.c. from the University of Rhode Island.

Corinne H. Nevinny has served on the Board of Directors since June 2004. Ms. Nevinny is currently a General Partner of LMNVC LLC, a privately held venture firm. From 2003 to 2010, Ms. Nevinny held various positions at Edwards Lifesciences, Inc., the global leader in the science of heart valves and hemodynamic monitoring. She served as Corporate Vice President and the General Manager of the Cardiac Surgery Systems and Vascular business units, was responsible for Edwards’ global operations and served as Chief Financial Officer and Treasurer. Before joining Edwards in 2003, Ms. Nevinny was Vice President, Chief Financial Officer of Tularik, Inc., a company involved in the discovery and development of drugs based on gene regulation, which was sold to Amgen, Inc. in 2004. Prior to joining Tularik, she was Executive Director-Health Care Group at Warburg Dillon Read LLC, an investment bank. Ms. Nevinny is a Director of Onyx Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of cancer, and at Avanir Pharmaceuticals, Inc., a biopharmaceutical company focused on central nervous system disorders. Ms. Nevinny received her undergraduate degree in industrial engineering from Stanford University and her Master’s degree in business administration from Harvard Business School.

Richard F. Pops has served on the Board of Directors since April 1998. Mr. Pops is the Chairman and Chief Executive Officer of Alkermes, Inc. He joined Alkermes as Chief Executive Officer in February 1991. Under his leadership, Alkermes has grown from a privately held research based company with 25 employees to an international, publicly traded pharmaceutical company with more than 1,200 employees. In addition to Alkermes, he currently serves on the Board of Directors of: Acceleron Pharma, Inc., a biotechnology company focused on musculoskeletal and metabolic therapeutics; Epizyme Corporation, a biotechnology company focused on epigenetics; the Biotechnology Industry Organization; the New England Healthcare Institute; Pharmaceutical Research and Manufacturers of America (PhRMA) and is a member of the Harvard Medical School Board of Fellows. Mr. Pops was previously a director of CombinatoRx, Incorporated. He received a B.A. in economics from Stanford University in 1983.

Stephen A. Sherwin, M.D. has served on the Board of Directors since April 1999. Dr. Sherwin is currently Chairman of the Board of Ceregene, Inc., a company which he co-founded in 2001, which is developing gene therapies for neurodegenerative diseases. Dr. Sherwin previously served as Chief Executive Officer of Cell Genesys, Inc., from the beginning of company operations in 1990, and also served as Chairman of the Board beginning in 1994, until Cell Genesys merged with BioSante Pharmaceuticals, Inc. in 2009. He was also a co-founder and Chairman of the Board of Abgenix, Inc., an antibody company which was acquired by Amgen, Inc. in 2006. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., most recently as Vice President of Clinical Research. Prior to 1983, he was on the staff of the National Cancer Institute. Dr. Sherwin also currently serves as a director of Biogen Idec, Inc., a company developing and commercializing products for neurology and immunology, BioSante Pharmaceuticals, a company developing topical hormonal therapies for female sexual disorders and Rigel Pharmaceuticals, Inc., a biotechnology company developing therapies for inflammatory autoimmune and metabolic diseases. In addition, Dr. Sherwin has been a member of the Board of Directors of the Biotechnology Industry Organization since 2002 and is currently Chairman Emeritus of this Board. Dr. Sherwin holds a B.A. in biology summa cum laude from Yale University and an M.D. from Harvard Medical School and is board-certified in internal medicine and medical oncology. He is currently a Clinical Professor of Medicine at the University of California, San Francisco, and an attending physician in hematology-oncology at San Francisco General Hospital.

CORPORATE GOVERNANCE

General

We have long believed that good corporate governance is important to ensure that Neurocrine is managed for the long-term benefit of its shareholders. We periodically review our corporate governance policies and practices. The Board of Directors has adopted Corporate Governance Guidelines which describe our corporate governance practices and address corporate governance issues such as Board composition, responsibilities and director qualifications. These guidelines are available at www.neurocrine.com.

What is the Board’s leadership structure?

It is the Company’s policy to separate the roles of Chief Executive Officer and Chairman of the Board. This separation recognizes the independent roles of the Board of Directors, Chairman of the Board and Chief Executive Officer. The Board of Directors sets Company strategy and provides oversight and accountability for the Chief Executive Officer and Company management. The Chairman of the Board presides over the Board of Directors and provides guidance to the Chief Executive Officer. The Chief Executive Officer and the balance of the Board of Directors set Company goals with the Chief Executive Officer providing leadership and day to day oversight in furtherance of those goals. The Company believes that separation of the Board of Directors and Company leadership preserves the independence of these roles and maximizes the Board’s performance.

Are the members of the Board independent?

The Board of Directors annually reviews the independence of each of the directors. With the exception of Kevin C. Gorman, Ph.D., who is the President and Chief Executive Officer of Neurocrine, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards. During 2012, Chairman William H. Rastetter, Ph.D. was a partner in Venrock, a venture capital firm. At December 31, 2012, certain investment funds affiliated with Venrock held approximately 2.2 million shares of the Company’s common stock. Venrock implemented an internal disclosure screen designed to prevent the transmission of information related to the Company between Dr. Rastetter and other Venrock personnel, and Dr. Rastetter did not exercise any voting or dispositive power over the Company shares held by Venrock. As a result, the Board of Directors determined Dr. Rastetter to be “independent” within the meaning of the Nasdaq Stock Market qualification standards. As of the Record Date, Dr. Rastetter is no longer affiliated with Venrock.

How often did the Board meet during fiscal 2012?

The Board of Directors held a total of five meetings during 2012. For 2012, the Board of Directors had an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Charters for each of these committees have been established and approved by the Board of Directors and copies of the charters for each of the committees have been posted on the Company’s website at www.neurocrine.com. During 2012, no director attended fewer than 75% of the aggregate of the total meetings of the Board of Directors and no director attended fewer than 75% of the total number of meetings held by all committees of the Board of Directors on which such director served.

What are the various committees of the Board and which directors are on those committees?

The Company’s Audit Committee is comprised entirely of directors who meet the independence requirements set forth in Nasdaq Stock Market Rule 5605(c)(2)(A). Information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The members of the Audit Committee are Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D. The Board of Directors has determined that Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D. are “audit committee financial experts” within the meaning of item 407(d)(5) of SEC Regulation S-K.

The Company’s Compensation Committee consists of directors Richard F. Pops, W. Thomas Mitchell and Joseph Mollica, Ph.D. This committee met seven times during 2012. The Compensation Committee reviews and recommends to the Board of Directors the compensation of executive officers and other employees of the Company. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. Each of the current members of the Compensation Committee is an “independent director” as defined by Nasdaq Stock Market Rule 5605(a)(2).

The Company also has a Nominating/Corporate Governance Committee currently comprised of W. Thomas Mitchell, Joseph A. Mollica, Ph.D. and Gary A. Lyons, all of whom are “independent directors” as defined by Nasdaq Stock Market Rule 5605(a)(2). The Nominating/Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including administration of the Company’s Code of Business Conduct and Ethics, which applies to all of the Company’s officers, directors and employees, and is available on the Company’s website at www.neurocrine.com. The functions of this committee also include consideration of the composition of the Board and recommendation of individuals for election as directors of the Company. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders, provided such nominations are made pursuant to the Company’s Bylaws and applicable law. The committee met twice during 2012. The committee also met in early 2013 to recommend that the Board of Directors nominate Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D., for re-election as Class II directors for the upcoming three-year term.

What is our director nomination process?

In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers the Company’s corporate governance principles, which include the following:

Directors should possess the highest ethics, integrity and values, and be committed to representing the long-term interest of the stockholders. They also must have experience they can draw upon to help direct the business strategies of the Company together with sound judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members and management in dialogue and the decision-making process.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time. Directors should notify the Chairman of the Board and Chairman of the Nominating/Corporate Governance Committee in the event of any significant change in their employment responsibilities or affiliations. Director nominees should meet the Director Qualification requirements set forth in the Company’s Corporate Governance Guidelines.

In evaluating director nominees, the Nominating/Corporate Governance Committee considers the following factors: personal and professional integrity, ethics and values including any potential conflicts of interest; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; and additionally, for nominees seeking re-election, meeting attendance and participation and compliance with Company policies.

It is the Company’s policy to have a diversity of skills, professional experience, education, associations, achievements, training, points of view and individual qualities and attributes represented on the Board of Directors. The Nominating/Corporate Governance Committee considers the diversity of the Board of Directors when evaluating candidates for election or re-election to the Board of Directors.

The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

In addition to the foregoing, the Nominating/Corporate Governance Committee Charter and Corporate Governance Guidelines set forth minimum criteria for director nominees. The Nominating/Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders. The Nominating/Corporate Governance Committee does, however, believe that at least one, and preferably several members of the Board of Directors, meet the criteria for an “audit committee financial expert” as defined by SEC rules.

The following paragraphs provide information as of the date of this proxy statement about the specific experience, qualifications, attributes and skills of each nominee and current member of the Board of Directors that led the Board to conclude that such person should serve as a director. In addition to the information below regarding each Board member, we also believe that all of our directors have a reputation for honesty, integrity and highest ethical standards. They each have demonstrated business acumen, an ability to exercise sound judgment and a commitment to serve the Company.

Class II Directors Nominated for Re-election at the 2013 Annual Meeting

The nomination of Corinne H. Nevinny for election to the Company’s Board of Directors is based on her global expertise as a prior President for Global Operations of Edward Lifesciences, Inc., her financial background as a prior Chief Financial Officer for Edwards Lifesciences and Tularik, Inc. and her capital markets experience as Executive Director-Health Care Group at Warburg Dillon Read LLC. Her combination of financial, global and capital markets experience has in the past, and will in the future, help guide the Company’s financial and capital strategies.

The nomination of Richard F. Pops for election to the Company’s Board of Directors is based on his leadership experience and track record for growing companies, his strength in business strategy and his financial acumen and capital markets experience. In addition, Mr. Pops is recognized for his service to the biopharmaceutical industry as a member of the Boards of the Biotechnology Industry Organization, Pharmaceutical Research and Manufacturers of America, New England Healthcare Institute and Harvard Medical School Board of Fellows. His breadth and range of industry experience from operations and strategy is a significant contribution to the Board of Directors.

The nomination of Stephen A. Sherwin, M.D. for election to the Company’s Board of Directors is based on his experience and credentials in the biotechnology industry as the former Chief Executive Officer of Cell Genesys, Inc., the former chairman and co-founder of Abgenix, Inc., the chairman and co-founder of Ceregene, Inc., and his positions at Genentech, Inc. and the National Cancer Institute. Dr. Sherwin is also currently Chairman Emeritus of the Biotechnology Industry Organization. In addition to his biotechnology credentials, Dr. Sherwin’s medical expertise in internal medicine and medical oncology provides a unique contribution to the Board of Directors.

Class III Directors Continuing Until 2014 Annual Meeting

The continued service of Kevin C. Gorman, Ph.D. on the Company’s Board of Directors is based on the fact that as President and Chief Executive Officer of the Company, Dr. Gorman has extensive knowledge of our product candidates, our employees and the industry in which we operate. Dr. Gorman has also demonstrated exceptional leadership skills, sound business judgment and a strong commitment to the Company.

The continued service of Gary A. Lyons on the Company’s Board of Directors is based on Mr. Lyons’ extensive business development experience and, as the Company’s former Chief Executive Officer, his in-depth understanding of the Company’s product candidates, management and culture. With this history with the Company and management, Mr. Lyons brings a unique perspective and point of view to the Company’s Board of Directors.

The continued service of William H. Rastetter, Ph.D. on the Company’s Board of Directors is based on Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life science industry. The Company’s continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life science companies provides valuable strategic and governance insight to the Board of Directors as a whole.

Class I Directors Continuing Until 2015 Annual Meeting

The continued service of W. Thomas Mitchell on the Company’s Board of Directors is based on his proven ability to build companies on a global scale. Under Mr. Mitchell’s leadership, Genencor International substantially increased its revenues and through acquisition and integration of businesses grew on an international scale. In addition to his strategic company experience, Mr. Mitchell brings experience in public policy initiatives and finance to the Company’s Board of Directors.

The continued service of Joseph A. Mollica, Ph.D. on the Company’s Board of Directors is based on his years of experience in the pharmaceutical industry including his wide range of leadership experience, roles and responsibilities with companies such as Pharmacopeia Drug Discovery, Inc., Accelrys, Dupont Company,

Dupont Merck Pharmaceutical Company and Ciba-Geigy and his service on a number of life science company Boards. Dr. Mollica contributes a significant history and depth of experience in the biopharmaceutical industry to the Board of Directors.

Identification and Evaluation of Nominees for Director

The Nominating/Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for service and who are willing to continue are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining members who would offer a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating/Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating/Corporate Governance Committee generally polls the Board of Directors and members of management for their recommendations and may also seek input from third-party search firms. The Nominating/Corporate Governance Committee may also seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Company’s independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Company’s Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors.

We have not received director candidate recommendations from the Company’s stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board of Directors, management or other parties are evaluated. Accordingly, our Board of Directors believes a formal policy regarding consideration of such recommendations is unnecessary.

What is our process for stockholder communications with the Board of Directors?

Stockholders of the Company wishing to communicate with the Company’s Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Neurocrine Biosciences, Inc., 12780 El Camino Real, San Diego, CA 92130, Attn: Corporate Secretary. Each communication must set forth:

•	the name and address of the Company stockholder on whose behalf the communication is sent; and

•	the number of Company shares that are owned beneficially by such stockholder as of the date of the communication.

Each stockholder communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

Communications determined by the Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

What is the Board’s role in risk oversight?

While the Board of Directors has ultimate oversight responsibility for the risk management process, it has delegated portions of this responsibility to various committees. The Board of Directors and committees oversee risk throughout the business with focus on financial risk, legal/compliance risk and strategic risk. The Audit Committee focuses on financial risk and internal controls and receives an annual financial risk assessment from the Company’s independent registered public accounting firm. The Nominating/Corporate Governance Committee and Audit Committee each focus on legal/compliance risk with the Nominating/Corporate Governance Committee taking the lead on the governance and management process and the Audit Committee taking the lead on SEC reporting and compliance. The Compensation Committee addresses compensation policies and practices as they relate to risk management practices and risk-taking incentives. The participation of the full Board of Directors in setting the Company’s business strategy incorporates assessment of strategic risk for the Company overall.

How do the Company’s compensation policies and practices relate to risk management practices and risk-taking incentives?

During 2012, the Compensation Committee in conjunction with the Board of Directors continued an assessment of how the Company’s compensation policies and practices relate to risk management practices and risk-taking incentives. As part of the process, the Compensation Committee engaged the services of an external compensation consulting firm to conduct an independent risk assessment. Based on this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

What is our policy regarding Board member attendance at the Company’s Annual Meeting?

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting. Directors Kevin C. Gorman, Ph.D. and William H. Rastetter, Ph.D. attended the 2012 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee is currently comprised of directors Corinne H. Nevinny, Richard F. Pops, and Stephen A. Sherwin, M.D. All current committee members satisfy the definition of “independent director” as established in the Nasdaq Stock Market qualification requirements. The Audit Committee met four times during the year ended December 31, 2012.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2012, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2012 with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The independent registered public accounting firm also is responsible for performing an independent audit of the Company’s internal control over financial reporting in accordance with the auditing standards of the PCAOB. In addition, the Audit Committee has discussed the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors are also seeking stockholder ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Respectfully submitted by:

AUDIT COMMITTEE

Corinne H. Nevinny

Richard F. Pops

Stephen A. Sherwin, M.D.

Audit and non-audit fees

The aggregate fees billed to the Company by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2012	2011
Audit fees (1)	$397,353	$346,657
Audit related fees (2)	—	—
Tax fees (3)	36,000	152,500
All other fees (4)	—	—

Total	$433,353	$499,157

(1)	Audit fees consist of fees for professional services performed by Ernst & Young LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and review of financial statements included in the Company’s 10-Q filings, review of registration statements on Form S-3 and Form S-8, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees consist of fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. For 2012, these fees included $21,000 for tax preparation services and $15,000 for services related to Section 382 studies for net operating loss utilization. For 2011, these fees included $22,500 for tax preparation services, $15,000 for services related to Section 382 studies for net operating loss utilization and $115,000 for research and development tax credit services for California tax credit utilization.

(4)	All other fees consist of fees for other permissible work performed by Ernst & Young LLP that does not meet with the above category descriptions.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of that firm. All of the services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below.

Audit Committee policy regarding pre-approval of audit and permissible non-audit services of our independent registered public accounting firm

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically (at least quarterly) report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Bylaws, as amended, provide that the Board of Directors will be comprised of eight directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently two directors in Class I (W. Thomas Mitchell and Joseph A. Mollica, Ph.D.), three directors in Class II (Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons and William H. Rastetter, Ph.D.). With the exception of Kevin C. Gorman, Ph.D., who is the President and Chief Executive Officer of Neurocrine, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

The directors in Class I hold office until the 2015 Annual Meeting of Stockholders, the directors in Class II hold office until the 2013 Annual Meeting of Stockholders and the directors in Class III hold office until the 2014 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the elected directors will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.

The term of office for directors Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D. will expire at the 2013 Annual Meeting. At the 2013 Annual Meeting, the stockholders will elect three Class II directors for a term of three years.

Nominees for Election at the Annual Meeting

All of the nominees (Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D.) are currently Class II directors of the Company. All of the nominees were previously elected to the Board of Directors by the Company’s stockholders. Information about the nominees is set forth below:

Name of Director	Age	Position in the Company	Director Since
Corinne H. Nevinny (1)	53	Director	2004
Richard F. Pops (1)(2)	51	Director	1998
Stephen A. Sherwin, M.D. (1)	64	Director	1999

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

Who are the remaining Directors that are not up for election this year?

The Class I and III directors will remain in office after the 2013 Annual Meeting. The names and certain other current information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position in the Company	Director Since
Kevin C. Gorman, Ph.D.	55	President, Chief Executive Officer and Director	2008
William H. Rastetter, Ph.D.	65	Chairman of the Board	2010
Gary A. Lyons (1)	62	Director	1993
W. Thomas Mitchell (1)(2)	67	Director	2002
Joseph A. Mollica, Ph.D. (1)(2)	72	Director	1997

(1)	Member of the Nominating/Corporate Governance Committee.

(2)	Member of the Compensation Committee.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the 2013 Annual Meeting and entitled to vote on the election of directors will be elected to the Board of Directors.

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s Class II nominees named above. If any of the Company’s nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the Company’s nominees will be unable or will decline to serve as a director. The Board of Directors unanimously recommends that stockholders vote “FOR” the Class II nominees named above.

PROPOSAL TWO: ADVISORY VOTE ON

COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

General

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders are asked to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in the Compensation Discussion and Analysis, Summary Compensation Table and related notes and narrative set forth herein. This vote is not intended to address any specific compensation item, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

At the 2011 Annual Meeting of Stockholders, the Company recommended that the stockholders approve an advisory vote on Named Executive Officer compensation (‘say-on-pay’) on an annual basis. Approximately 91% of the shares cast voted for the Company’s recommendation. The Company intends to hold an annual advisory say-on-pay vote in accordance with the 2011 vote, until its next advisory vote on the frequency of the say-on-pay vote.

Summary of the Company’s Executive Compensation Philosophy

As discussed below in the Compensation Discussion and Analysis, we believe we have adopted a compensation philosophy that provides strong alignment between executive pay and performance based on strategic goals designed to provide both near term and long-term growth in stockholder value. The Compensation Committee bases its executive compensation decisions on a number of objectives which include aligning management incentives with interests of stockholders, providing competitive compensation, appropriately balancing compensation risk in the context of the Company’s business strategy and meeting evolving compensation governance standards. We established the 2012 Company goals in accordance with this philosophy and realized the following financial and operational achievements during fiscal 2012:

•	received fast track designation for our VMAT2 inhibitor NBI-98854, in tardive dyskinesia;

•	advancement of clinical pipeline through initiation of two Phase IIb studies in tardive dyskinesia;

•	completed advanced toxicology and manufacturing efforts to allow for longer term dosing, and solid dose formulation of NBI-98854;

•	completed the transfer of the elagolix program to AbbVie, Inc. where the Phase III endometriosis program was initiated during the year;

•	advanced several lead compounds into pre-clinical assessment and optimization of an internal discovery platform to enhance screening capabilities; and

•	continued management of Company expenses, overall burn rate while maintaining a strong capital position.

We are pleased with these accomplishments and believe our compensation philosophy has been effective in motivating our Named Executive Officers to achieve superior performance and success for the Company and its stockholders.

Vote Required

The ‘say-on-pay’ vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, we value the opinions of our stockholders and will review and consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers and will evaluate whether any actions are necessary to address the stockholders’ concerns. Approval of this advisory vote requires the affirmative vote of the majority of shares represented in person or by proxy and entitled to vote on the item. The Board of Directors unanimously recommends voting “FOR” approval of the Company’s Named Executive Officer compensation.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN

General

The Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) was originally approved by the Board of Directors and the stockholders of the Company in 2011. The Board has approved an increase in the number of shares of common stock reserved for issuance under the 2011 Plan from 5,500,000 to 7,000,000, subject to stockholder approval at the 2013 Annual Meeting.

The Board believes that the proposed increase in the number of shares of common stock reserved for issuance under the 2011 Plan will allow the Company to attract and retain valuable employees and continue to provide its employees, consultants and directors with a proprietary interest in the Company. Within the Company, equity awards foster an ownership culture and are a critical tool for driving shareholder value and for recruiting, retaining and motivating employees. The Company grants annual equity awards to employees as an incentive to retain its work force and remain competitive. The terms of the Company’s annual equity awards and the Company’s employee policies are designed to align employee and shareholder interests. The Company grants equity awards to a broad group of employees and such awards constitute a significant component of the Company’s employees’ total compensation. The Company’s equity awards contain long-term vesting and provisions designed to encourage employees to focus on the Company’s long-term goals and success. If our shareholders do not approve the amendment to the 2011 Plan, the Company strongly believes that it will be unable to successfully use equity as part of its compensation program, as most of its competitors in the industry do, putting the Company at a significant disadvantage and compromising its ability to enhance shareholder value.

The 2011 Plan authorizes the grant to our employees of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The 2011 Plan also authorizes the grant of nonstatutory stock options, restricted stock awards, restricted stock units and stock bonus awards (collectively “Equity Awards”) to our employees, directors and consultants. The 2011 Plan also provides that certain nonstatutory stock options will be automatically granted to non-employee directors and the Chairman of the Board of Directors of the Company, as described below. As of April 1, 2013, under the 2011 Plan there were options outstanding to purchase 3,453,364 shares of common stock, and 1,538,547 shares were available for future equity awards; 379,400 shares were subject to outstanding restricted stock units; and 78,689 shares previously issued upon exercise of options granted and 50,000 shares previously issued upon vesting of RSUs under the 2011 Plan are now outstanding shares of common stock. As of April 1, 2013, there were approximately 90 employees and directors eligible to receive grants under the 2011 Plan.

As of the Record Date, an aggregate of 6,520,776 shares are issuable upon exercise of outstanding options with a weighted average exercise price of $7.81 and a weighted average remaining term of 6.04 years; and 379,400 shares are subject to unvested restricted stock units with a remaining term of 3.8 years. The closing price of the Company’s common stock on April 1, 2013 was $11.80, with 66,711,978 shares outstanding.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the amendment to the 2011 Plan to increase the number of shares reserved for issuance thereunder. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting will be required to approve the amendment of the 2011 Plan. The Board of Directors recommends voting “FOR” the approval of the amendment to the 2011 Plan.

Summary of the 2011 Equity Incentive Plan

The essential features of the 2011 Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the 2011 Plan. The 2011 Plan, as amended in accordance with this Proposal Three, is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Purpose. The purpose of the 2011 Plan is to enable the Company to attract and retain the best available personnel, to provide additional incentives to the employees, directors and consultants of the Company and to promote the success of the Company’s business.

Administration. Our Board of Directors has the authority to administer the 2011 Plan. Our Board of Directors also has the authority to delegate some or all of the administration of the 2011 Plan (except the Non-Discretionary Grant Program summarized below) to a committee or committees composed of one or more members of the Board of Directors or Company officers (the Board of Directors or any such committee, the “Administrator”). The 2011 Plan may be administered by different committees with respect to different groups of employees and consultants. The Administrator may make any determinations deemed necessary or advisable for the 2011 Plan. The Administrator, in its discretion, selects the employees, directors and consultants to whom stock awards may be granted, the time or times at which such awards shall be granted, the number of shares subject to each such grant, and other terms of the stock awards. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders.

Eligibility. Incentive stock options may be granted only to our employees. Nonstatutory stock options, restricted stock awards, restricted stock unit awards and stock bonus awards may be granted under the 2011 Plan to our employees, directors and consultants. Participation in the non-discretionary grant program is limited to our non-employee directors (see “Non-Discretionary Grant Program” below). As of April 1, 2013, we had approximately 90 employees and directors who are become eligible to participate in the 2011 Plan.

Stock Subject to the 2011 Plan

Subject to stockholder approval of this Proposal Three, an aggregate of 7,000,000 shares of common stock will be reserved for issuance under the 2011 Plan. The maximum number of shares of common stock that may be issued pursuant to the grant of any “full value stock award” or restricted stock, restricted stock units and other stock awards, but not including stock options or stock appreciation rights, is 50% of the total number of shares of common stock issuable under the 2011 Plan.

Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange, and such issuance shall not reduce the number of shares available for issuance under the 2011 Plan. If a stock award granted under the 2011 Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by us, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by us, shall revert to and again become available for issuance under the 2011 Plan.

If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e. “net exercised”), or an appreciation distribution in respect of a stock appreciation right is paid in shares of common stock, the number of shares that are not delivered will not again become available for issuance under the 2011 Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered will not become available for issuance under the 2011 Plan.

The aggregate maximum number of shares of common stock that may be issued under the 2011 Plan pursuant to the exercise of incentive stock options, subject to stockholder approval of this Proposal Three, is 7,000,000 shares.

Stock Award Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with stock awards granted to such persons, the 2011 Plan provides that no employee may be granted, in any fiscal year of the Company, awards covering more than 250,000 shares of common stock. Notwithstanding this limit, however, in connection with an employee’s initial employment, he or she may be granted awards covering up to an additional 250,000 shares of common stock.

Minimum Vesting. Generally, no full value stock award that vests on the basis of the participant’s continuous service with the Company shall vest at a rate that is any more rapid than ratably over a three year period, and no full value stock award that vests based on the satisfaction of performance goals shall have a performance period of less than twelve months.

Limited Exception to Minimum Vesting Restrictions. Up to five percent (5%) of the total number of shares of common stock available for issuance under the 2011 Plan may in the aggregate be issued as awards of restricted stock, restricted stock units, stock bonuses or a combination thereof, that are not subject to the minimum vesting requirements set forth in the 2011 Plan.

Stock Subject to the 2011 Plan. Except for adjustments upon changes in our capitalization or in connection with a merger or other similar event, the aggregate number of shares of common stock with respect to which awards of restricted stock, restricted stock units, stock bonuses or a combination thereof shall be made under the 2011 Plan shall not exceed 50% of the aggregate number of shares of common stock available under the 2011 Plan.

Terms and Conditions of Options and Stock Appreciation Rights

Options and stock appreciation rights may be granted under the 2011 Plan pursuant to stock option agreements and stock appreciation right agreements. The following is a description of the permissible terms of options and stock appreciation rights under the 2011 Plan. Individual grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The Administrator determines the exercise price of options and strike price of stock appreciation rights at the time the options or stock appreciation rights are granted as set forth in the applicable stock award agreement. The exercise price of a stock option and strike price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such award is granted. In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the date the option or stock appreciation right is granted.

Stock Appreciation Rights. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise over (ii) the strike price determined by the Administrator on the date of grant. The appreciation distribution upon exercise of a stock appreciation right will be paid in shares of our common stock, in cash, any combination of the two or any other form of consideration determined by the Administrator.

Repricing; Cancellation and Re-Grant of Stock Awards. Under the 2011 Plan, the Administrator does not have the authority to reprice any outstanding stock awards by reducing the exercise price of the stock award or to cancel any outstanding stock awards in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Exercise; Form of Consideration. The Administrator determines when options and stock appreciation rights become exercisable as set forth in the applicable stock award agreement. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2011 Plan permits payment to be made to the extent permitted under applicable laws by cash, check, other shares of common stock of the Company (with some restrictions), net exercise, cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

Term. The Administrator determines the term of options and stock appreciation rights granted under the 2011 Plan as set forth in the applicable stock award agreement. The term of options and stock appreciation rights granted under the 2011 Plan may be no more than 10 years from the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option may be no more than five years from the date of grant. No option or stock appreciation right may be exercised after the expiration of its term.

Termination of Continuous Service. Options and stock appreciation rights granted under the 2011 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the stock award may, but need not, provide that it may be exercised (to the extent the stock award was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within the period specified in the stock award agreement after termination of such service, in which case the stock award may, but need not, provide that it may be exercised (to the extent the stock award was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to exercise such stock award pass by will or by the laws of descent and distribution; (iii) the stock award by its terms specifically provides otherwise, or (iv) the termination is for cause. Except as provided otherwise in a participant’s stock award agreement, or otherwise set forth in an employment agreement, upon termination of a participant’s service for cause, the stock award shall immediately terminate and may not thereafter be exercised. A participant may designate a beneficiary who may exercise the stock award following the participant’s death. Individual grants by their terms may provide for exercise within a longer or shorter period of time following termination of service. In no event, however, may an option or stock appreciation right be exercised beyond the expiration of its maximum term.

The option or stock appreciation right term generally is extended in the event that exercise of the stock award within the foregoing periods is prohibited. A participant’s stock award agreement may provide that if the exercise of the stock award following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the stock award will terminate on the earlier of (i) the expiration of the term of the stock award or (ii) three months after the termination of the participant’s service during which the exercise of the stock award would not be in violation of such registration requirements.

Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2011 Plan as may be determined by the Administrator.

Terms of Restricted Stock Awards and Restricted Stock Unit Awards

Restricted stock awards and restricted stock unit awards may be granted under the 2011 Plan pursuant to restricted stock award and restricted stock unit award agreements. The following is a description of the permissible terms of restricted stock awards and restricted stock unit awards under the 2011 Plan. Individual grants may be more restrictive as to any or all of the permissible terms described below.

Consideration. The Administrator may grant restricted stock awards and restricted stock unit awards in consideration for past services rendered to the Company or in exchange for any other form of legal consideration acceptable to the Administrator.

Vesting. Shares of stock issued under a restricted stock award agreement may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule as determined by the Administrator. Stock unit awards vest and are issued at the rate specified in the restricted stock unit award agreement as determined by the Administrator. However, at the time of grant, the Administrator may impose additional restrictions or conditions that delay the delivery of stock to be issued in respect of the restricted stock unit award after vesting.

Termination of Service. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any issued shares repurchased by the Company shall be the original price paid by the purchaser, if any. The repurchase option lapses at a rate determined by the Administrator. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be automatically forfeited upon the participant’s termination of service.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. However, we do not anticipate paying cash dividends on our common stock for the foreseeable future.

Terms of Performance Awards

The 2011 Plan allows the Administrator to issue performance stock awards. Performance stock awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, consultants and directors are eligible to receive performance stock awards under the 2011 Plan. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by the Administrator. The maximum amount to be granted to any individual in any calendar year attributable to such performance stock awards may not exceed 250,000 shares of our common stock. Notwithstanding this limit, however, in connection with an employee’s initial employment, he or she may be granted stock awards covering up to an additional 250,000 shares of common stock.

In granting a performance stock award, the Administrator will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured for the purpose of determining whether the stock award recipient has a vested right in or to such performance stock award. With respect to stock awards that are intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Administrator will establish the performance goals, based upon one or more pre-established criteria, or performance criteria, enumerated in the 2011 Plan and described below. As soon as administratively practicable following the end of the performance period, the Administrator will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2011 Plan shall be established by the Administrator, based on one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) funds from operations; and (xxxiv) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Administrator.

The Administrator is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Non-Discretionary Grant Program

The non-discretionary grant program under the 2011 Plan provides for the grant of stock options to non-employee directors over their period of service on the Board of Directors. These stock options will be granted as follows:

Initial Option Grant. Each new non-employee director will, at the time of his or her initial election or appointment to the Board of Directors, receive an option to purchase a number of shares of the Company’s common stock determined by the Board of Directors (the “initial option grant”). The initial option grant shall vest monthly with respect to 1/36th of the shares over the three year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates, so that the initial option grant will be fully vested on the third anniversary of the date of grant

Annual Option Grant. On each annual meeting, each continuing non-employee director will automatically be granted a stock option to purchase a number of shares of our common stock determined by the Board of Directors (the “annual option grant”). The annual option grant shall vest monthly with respect to 1/12th of the shares over the one year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates, so that the annual option grant will be fully vested on the first anniversary of the date of grant

General Terms. The exercise price of each option granted under the non-discretionary grant program is 100% of the fair market value of the common stock subject to the option on the date of grant. The maximum term of options granted under the non-discretionary grant program is ten years. All other terms of each option granted under the non-discretionary grant program shall be consistent with the terms of the 2011 Plan.

Corporate Transaction. Each option granted under the non-discretionary grant program shall automatically fully accelerate vesting upon a corporate transaction, subject to the non-employee director’s continuous service through the date of the corporate transaction.

Terms of Other Stock Awards

The Administrator may grant other stock awards that are valued in whole or in part by reference to our common stock. Subject to the provisions of the 2011 Plan, the Administrator has the authority to determine the persons to whom, and the dates on which, such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

General Provisions

Tax Withholding. To the extent provided by the terms of any stock award agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to such stock award by a cash payment, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by withholding from any amounts otherwise payable to the participant, by a combination of these means, or by such other method as set forth in the stock award agreement.

Transferability. Stock awards may not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to a domestic relations order, or with respect to stock awards other than options or stock appreciation rights, with the Administrator’s consent, and may be exercised, during the lifetime of the holder, only by the holder or such transferees as have been transferred a stock award with the Administrator’s consent. If the Administrator makes a stock award transferable, such stock award shall contain such additional terms and conditions as the Administrator deems appropriate and such award will not otherwise be transferred for consideration.

Adjustments Upon Changes in Capitalization. In the event any change is made to the outstanding shares of the Company’s common stock without the receipt of consideration (whether through a stock split or other specified change in our capital structure), the Administrator shall appropriately adjust the number and kind of shares of stock (or other securities or property) subject to the 2011 Plan, the maximum number and/or class of securities for which any one person may be granted stock awards per calendar year, the number and kind of shares of stock (or other securities or property) subject to any stock award outstanding under the 2011 Plan, and the exercise or purchase price of any such outstanding stock award.

Effect of Certain Corporate Events. In the event of a dissolution or liquidation of the Company, all outstanding stock awards under the 2011 Plan shall terminate immediately prior to such dissolution or liquidation. The 2011 Plan further provides that, in the event of a sale, or other disposition of all or substantially all of the Company’s assets or specified types of mergers or consolidations (each, a “corporate transaction”), any surviving or acquiring corporation shall either assume stock awards outstanding under the 2011 Plan or substitute similar stock awards for those outstanding under the 2011 Plan. If any surviving corporation declines to assume stock awards outstanding under the 2011 Plan or to substitute similar stock awards, then, with respect to participants whose service with the Company has not terminated prior to the time of such corporate transaction, the vesting and the time during which such stock awards may be exercised will be accelerated in full, and all outstanding stock awards will terminate if the participant does not exercise such stock awards at or prior to the corporate transaction. With respect to any stock awards that are held by other participants that terminated service with the Company prior to the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such stock awards will terminate if not exercised prior to the corporate transaction.

Amendment and Termination of the 2011 Plan. The Board may amend, alter, suspend or terminate the 2011 Plan, or any part thereof, at any time and for any reason. Unless sooner terminated, the 2011 Plan will terminate on February 20, 2021. However, the 2011 Plan requires stockholder approval for any amendment to the 2011 Plan to the extent necessary to comply with applicable laws, rules and regulations. No action by the Board of Directors or stockholders may alter or impair any award previously granted under the 2011 Plan without the consent of the holder.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Awards. For federal income tax purposes, if an individual is granted a restricted stock award, the recipient generally will recognize taxable ordinary income equal to the excess of the common stock’s fair market value over the purchase price, if any. However, to the extent the common stock is subject to certain types of restrictions, such as a repurchase right in favor of the Company, the taxable event will be delayed until the vesting restrictions lapse unless the recipient makes a valid election under Section 83(b) of the Code. If the recipient makes a valid election under Section 83(b) of the Code with respect to restricted stock, the recipient generally will recognize ordinary income at the date of acquisition of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock. If, however, a valid Section 83(b) election is not made by the recipient, the recipient will generally recognize ordinary income when the restrictions on the shares of restricted stock lapse, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the common stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock, if any, plus any amount recognized as ordinary income upon acquisition (or the lapse of restrictions) of the common stock. Such gain or loss will be long-term or short-term depending on how long the common stock was held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 2011 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (1) the stock award plan contains a per-employee limitation on the number of shares for which awards may be granted during a specified period; (2) the per-employee limitation is approved by the stockholders; (3) the stock award is granted by a compensation committee comprised solely of “outside directors”; and (4) the exercise price of the stock award is no less than the fair market value of the stock on the date of grant.

Restricted stock awards, restricted stock unit awards and other stock awards may qualify as performance-based compensation under the Treasury regulations only if: (1) the stock award is granted by a compensation committee comprised solely of “outside directors”; (2) the stock award is earned (typically through vesting) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (3) the compensation committee certifies in writing prior to the earning of the stock award that the performance goal has been satisfied; and (4) prior to the earning of the stock award, stockholders have approved the material terms of the stock award (including the class of employees eligible for such stock award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

The 2011 Plan has been designed to permit the compensation committee to grant stock options, restricted stock awards, restricted stock units and other stock awards and performance cash awards which will qualify as “performance-based compensation.”

The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of restricted stock awards or stock bonus awards and the Company with respect to the grant and exercise of stock awards under the 2011 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Plan Benefits

The following table sets forth information as of the Record Date about grants under the 2011 Plan during the fiscal year ended December 31, 2012 to the executive officers, directors and employees identified below.

Name and Position	Number of Restricted Stock Unit Awards Subject to Vesting	Dollar Value of Restricted Stock Unit Awards	Number of Shares of Stock Bonus Awards Subject to Vesting	Dollar Value of Shares of Stock Bonus Award	Number of Shares Subject to Options Granted
Kevin C. Gorman, Ph.D.
President, Chief Executive Officer and Director	—	—	—	—	240,000
Timothy P. Coughlin
Chief Financial Officer	—	—	—	—	120,000
Christopher F. O’Brien, M.D.
Chief Medical Officer	—	—	—	—	120,000
Dimitri E. Grigoriadis, Ph.D.
Chief Research Officer	—	—	—	—	100,000
Haig P. Bozigian, Ph.D.
Chief Development Officer	—	—	—	—	100,000
All current executive officers as a group	—	—	—	—	750,000
All current non-employee directors as a group	—	—	—	—	110,000
All current non-executive officer employees as a group	—	—	—	—	585,700

EQUITY COMPENSATION PLANS

The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders (1)	6,099,494	$7.21	2,578,947
Equity compensation plans not approved by security holders (2)	65,994	$45.84	—

Total	6,165,488	$7.62	2,578,947

(1)	Number of shares remaining available for future issuance under equity compensation plans as of December 31, 2012 are from the 2011 Plan. During the first three months of 2013, the Company issued options to purchase approximately 0.6 million shares of common stock that vest monthly over a four year period with a strike price of $8.65 and restricted stock units representing approximately 0.4 million shares of common stock that vest annually over a four year period. The shares available for issuance under the 2011 Plan may be issued in the form of option awards, restricted stock awards, restricted stock unit awards or stock bonus awards subject to limitations set forth in the 2011 Plan.

(2)	Consists of shares of common stock issuable under the Company’s 2001 Stock Option Plan, as amended, under which no further awards will be made, and an employment commencement nonstatutory stock option award.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the current fiscal year ending December 31, 2013. Ernst & Young LLP has audited the Company’s financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting will be required to approve and ratify the Audit Committee’s selection of Ernst & Young LLP. The Board of Directors unanimously recommends voting “FOR” approval and ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

EXECUTIVE OFFICERS

As of the Record Date, the executive officers of the Company were as follows:

Name	Age	Position
Kevin C. Gorman, Ph.D.	55	President, Chief Executive Officer and Director
Timothy P. Coughlin	46	Chief Financial Officer
Christopher F. O’Brien, M.D.	56	Chief Medical Officer
Haig P. Bozigian, Ph.D.	55	Chief Development Officer
Dimitri E. Grigoriadis, Ph.D.	55	Chief Research Officer

See above for biographical information concerning Kevin C. Gorman, Ph.D.

Timothy P. Coughlin was appointed Chief Financial Officer in September 2006 after having served as Vice President, Controller. He is responsible for Accounting, Finance, Information Technology, Operations and Investor Relations. Prior to joining Neurocrine in 2002, he was with CHI, a nationwide integrated healthcare delivery system where he served as Vice President, Financial Services. Mr. Coughlin also served as a Senior Manager in the Health Sciences practice of Ernst & Young LLP, and its predecessors, from 1989 to 1999. Mr. Coughlin holds a Bachelor’s degree in Accounting from Temple University and a Master’s degree in International Business from San Diego State University. Mr. Coughlin is a certified public accountant in both California and Pennsylvania.

Christopher F. O’Brien, M.D. became Chief Medical Officer in January 2007 after having served as Senior Vice President of Clinical Development since 2005. He is responsible for Clinical Operations, Regulatory Affairs, Drug Safety, Biostatistics and Data Management. Prior to joining Neurocrine, he was Chief Medical Officer at Prestwick Pharmaceuticals, Inc. from 2003 to 2005 and Senior Vice President of Global Medical Affairs at Elan Pharmaceuticals, Inc. from 2000 to 2003. Dr. O’Brien is currently on the Board of Directors of Verifax Corporation, a biometrics company focused on developing a dynamic signature verification system. Dr. O’Brien is a Board Certified Neurologist and obtained his undergraduate degree in Neuroscience from Boston University, his medical degree and residency training from the University of Minnesota and fellowship training from the University of Rochester School of Medicine.

Haig P. Bozigian, Ph.D. was appointed Chief Development Officer in December 2006 after having served as Vice President of Preclinical Development. He is responsible for all pre-clinical, chemical and pharmaceutical development. Dr. Bozigian joined Neurocrine in 1997. With extensive expertise in CNS related new product development, Dr. Bozigian has participated in research and development for more than 20 years. Prior to joining Neurocrine, Dr. Bozigian served as Director of Pharmaceutical Development at Procyte Corporation, Associate Director of Pharmacokinetics and Drug Metabolism at Sphinx Pharmaceuticals Corporation and as a Clinical Pharmacokineticist at GlaxoSmithKline. Dr. Bozigian earned his B.S. in Microbiology from the University of Massachusetts, his M.S. in Pharmacodynamics and Toxicology from the University of Nebraska Medical Center, and earned his Ph.D. in Pharmaceutical Sciences from the University of Arizona.

Dimitri E. Grigoriadis, Ph.D. became Chief Research Officer in January 2007 and oversees all research functions including drug discovery, biology and chemistry. Dr. Grigoriadis joined Neurocrine in 1993, established the Pharmacology and drug screening groups and was most recently a Neurocrine Fellow and Vice President of Discovery Biology. Prior to joining Neurocrine, he was a Senior Scientist in the Neuroscience group at the DuPont Pharmaceutical Company from 1990 to 1993. Dr. Grigoriadis received his B.Sc. from the University of Guelph in Ontario, Canada, and his M.Sc. and Ph.D. in Pharmacology from the University of Toronto, Ontario, Canada. He conducted his postdoctoral research at the National Institute on Drug Abuse from 1987 to 1990.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our executive compensation decisions. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our named executive officers (“NEO”).

At the 2011 Annual Meeting, the Company recommended that the stockholders approve an advisory vote on NEO compensation (say-on-pay) on an annual basis. Approximately 91% of the shares cast voted for the Company’s recommendation. The Company intends to hold an annual advisory say-on-pay vote in accordance with the 2011 vote, until its next advisory vote on the frequency of the say-on-pay vote. Accordingly, at our 2012 Annual Meeting, we held an annual advisory say-on-pay vote, and the say-on-pay proposal was approved by approximately 95% of the votes cast. The Compensation Committee of the Board of Directors (the “Committee”) views this result as strong support that our compensation philosophy, including our emphasis on pay-for-performance, is structured and designed to achieve its stated goals. The Committee has applied the same principles and philosophy to emphasize pay-for-performance alignment in formulating its 2013 compensation program for the executive officers, as described below.

Compensation Philosophy and Objectives

The philosophy of the Committee in establishing the Company’s compensation policy for executive officers and other employees is to:

•	create a structure designed to attract and retain highly skilled individuals by offering compensation that compares favorably to that offered by companies that are competing for available employees;

•

provide compensation that offers a mix of meaningful base compensation, bonus amounts based on achievement of defined corporate and personal goals and opportunity to share in long-term growth of the Company through equity compensation;

•	reward exceptional performance by individual employees;

•	align compensation plans to both short-term and long-term goals and objectives of the Company and with stockholders interests.

The market for talented individuals in the biotechnology industry is highly competitive. The Committee considers peer groups, survey data and advice from independent compensation consultants when setting compensation structure. The Committee has structured compensation between base salary and cash bonuses such that approximately 30% to 40% of the executive officer’s total cash compensation is at risk. Non-cash compensation for executive officers is structured to provide a reward for corporate and individual performance. The Committee believes that this approach provides an appropriate incentive that aligns the executive officer compensation with the Company’s long-term strategic and performance goals, and also retains and motivates key executive officers.

Overview and Role of the Compensation Committee

The Committee reviews and approves the Company’s compensation policies.

The specific roles of the Committee include:

•	reviewing and, if necessary, revising the compensation philosophy of the Company;

•

reviewing corporate goals and objectives relating to the compensation of the Company’s executive officers, and evaluating the performance of the Company’s executive officers in light of the Company’s goals and objectives;

•

reviewing and approving all employment agreements and compensation for all executive officers, and guidelines for salaries, merit salary increases, bonus payments, stock based grants and performance based stock grants for all other employees of the Company;

•	reviewing and approving all promotions to executive officer positions and all new hires of executive officers;

•	reviewing and approving director compensation;

•	making recommendations to the Board of Directors with regard to equity incentive plans and administering stock option, employee pension and benefit plans;

•	managing and reviewing the grant of perquisite benefits;

•	managing and reviewing executive officer and director indemnification and insurance matters;

•	retaining compensation consultants and independent advisors from time to time when and if appropriate to advise the Committee on compensation policies and plans; and

•	complying with requirements established by the SEC assessing the risks arising from the Company’s compensation policies and taking any actions required as a result thereof.

Compensation Process

The implementation of the compensation philosophy is carried out under the supervision of the Committee. The compensation for our President and Chief Executive Officer, Dr. Gorman, as well as the other executive officers, is approved by the Committee in consultation with the independent directors of the Board of Directors. Management, under guidelines and procedures approved by the Committee, makes decisions regarding compensation of non-executive officer employees.

The Committee meets at least six times per year. In the first quarter of the year, executive officer performance evaluations for the prior year are reviewed and peer group compensation data are reviewed, and base salary adjustments, bonus payouts and annual equity grants are approved. In addition, performance goals for the then current year are finalized. At mid-year meetings the Committee reviews compensation philosophy, policies and procedures. Meetings in the fourth quarter of the year focus on Company goal achievement, selection of the peer group for the following year and the structure of executive officer performance reviews.

Compensation Consultants and Peer Group

The Committee uses the services of independent compensation consultants who are retained by and report directly to the Committee. The Committee selected Radford, an Aon Hewitt Company, as a third party compensation consultant to assist the Committee in establishing 2012 and 2013 overall compensation levels. Radford conducted analyses and provided advice on, among other things, the appropriate peer group, executive compensation for our NEOs and compensation trends in the biotechnology industry.

In order to evaluate the Company’s competitive position in the industry related to executive compensation, the Committee has historically reviewed and analyzed the compensation packages, including base salary levels, cash bonus awards and equity awards, offered by other biotechnology and pharmaceutical companies within a designated peer group, and with data from Radford’s Global Life Sciences Survey for similarly sized companies. The Committee believes selection of a broad peer group on an annual basis provides the best long-term trend data for companies that compete with the Company for talent. The peer group is established annually by the Committee based on the advice of its independent compensation consultants relating to various factors including size, market capitalization, location to key talent hubs and stage of development.

For 2012, the peer group consisted of: Achillion Pharmaceuticals, Affymax, Inc., Alnylam Pharmaceuticals, Inc., Ardea Biosciences, Inc., Arena Pharmaceuticals, Inc., ArQule, Inc., AVEO Pharmaceuticals, Inc., Corcept

Therapeutics, Inc., Dynavax Technologies, Geron Corp., Infinity Pharmaceuticals, Inc., Ligand Pharmaceuticals, Inc., MAP Pharmaceuticals, Inc., Micromet, Inc., Novavax, Inc., NPS Pharmaceuticals, Inc., Optimer Pharmaceuticals, Inc., Osiris Therapeutics, Inc., Rigel Pharmaceuticals, Inc., Sangamo Biosciences, Inc., Targacept, Inc., Vical Incorporated and Xenoport, Inc.

For 2013, the peer group consists of: Achillion Pharmaceuticals, Inc., Affymax, Inc., Alnylam Pharmaceuticals, Inc., ArQule, Inc., Array BioPharma, Inc., AVEO Pharmaceuticals, Inc., Clovis Oncology, Inc., Corcept Therapeutics, Inc., Dynavax Technologies, Geron Corp., Infinity Pharmaceuticals, Inc., Ligand Pharmaceuticals, Inc., MAP Pharmaceuticals, Inc., Novavax, Inc., NPS Pharmaceuticals, Inc., Optimer Pharmaceuticals, Inc., Osiris Therapeutics, Inc., Rigel Pharmaceuticals, Inc., Sangamo Biosciences, Inc., Vical Incorporated, Xenoport, Inc., and ZIOPHARM Oncology, Inc. Changes to the 2013 peer group include elimination of Micromet, Inc. and Ardea Biosciences, Inc., both of which were acquired, as well as Targacept, Inc. and Arena Pharmaceuticals, Inc. whose market capitalizations were determined by the Committee to no longer be comparable. Array BioPharma, Inc., Clovis Oncology, Inc., and ZIOPHARM Oncology, Inc. were added to the peer group.

Components of Compensation

The Company’s compensation for executive officers consists of five components: base salary, cash bonuses, equity awards, retirement benefits as provided under the Company’s 401(k) plan, and severance agreements and other benefits. The Company uses the peer group established by the Committee as a guideline for establishing base salaries, cash bonuses and equity award components of compensation. The President and Chief Executive Officer annually reviews the performance of each executive officer (other than himself) and reports the results of the reviews to the Committee. The Committee in consultation with the Board of Directors annually reviews the performance of the President and Chief Executive Officer.

Using significant discretion, the Committee considers each executive’s performance, contribution to goals, responsibilities, experience, qualifications, and where in the range he/she compares to the Company’s identified peer group when determining the appropriate compensation for each executive. The Committee considers each component of compensation independently and therefore there is no direct correlation between any of the components. Each of the components of the Company’s NEO compensation is described below.

Base Salary

The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. As a general matter, the base salary for each executive officer is based on the scope of each executive’s responsibilities, as well as their qualifications, breadth of experience, performance record and depth of applicable functional expertise. The base salary is established and adjusted to be within the range of the applicable peer group, enabling the Company to attract, motivate, reward and retain highly skilled executives. Base salaries of the executive officers are reviewed by the Committee annually in light of personal and Company goal attainment, executive officer performance reviews and peer group data. Year-to-year adjustments to each executive officer’s base salary are based upon sustained superior performance, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company established by the Committee, as well as other factors the Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. Adjustments may be made during the fiscal year for promotions, highly urgent competitive reasons, superior performance in response to changed or challenging circumstances and similar special circumstances. The NEOs annualized base salaries for 2012 were as follows: Dr. Gorman, Ph.D., President and Chief Executive Officer, $525,300; Mr. Coughlin, Chief Financial Officer, $386,250; Dr. O’Brien, M.D., Chief Medical Officer, $432,600; Dr. Bozigian, Ph.D., Chief Development Officer, $336,000; and Dr. Grigoriadis, Ph.D., Chief Research Officer, $312,090. These

adjustments to base salary for our NEOs were established based upon a consideration of each NEOs performance and an analysis of his base salary relative to his peer group. This resulted in a three percent increase in base salary for all NEOs, except for Dr. Bozigian, who received a five percent increase based on the foregoing consideration and analysis.

Effective January 1, 2013, the executive officers’ annualized base salaries became as follows: $541,100 for Dr. Gorman, $397,800 for Mr. Coughlin, $445,600 for Dr. O’Brien, $352,800 for Dr. Bozigian, and $321,500 for Dr. Grigoriadis. This adjustment to base salaries for our NEOs was established based on an analysis of expected market trends for merit increases and a consideration of each officer’s performance and base salary relative to his peer group. This resulted in a three percent increase in base salary for all officers, except for Dr. Bozigian, who received a five percent increase based on the foregoing consideration and analysis.

Cash Bonuses

To promote a pay-for-performance environment, the Company maintains an annual performance-based bonus program for its NEOs. The bonus program, including corporate goals and target payouts, are reviewed and approved by the Committee annually and may include individual performance targets for each executive officer. The goals are prepared in an interactive process between Company management and the Board of Directors based on the Company’s business plan and budget for the year. Bonus payments are linked to the attainment of overall corporate and personal goals. The Committee establishes the target and maximum potential amount of each officer’s bonus payment annually.

The Committee’s philosophy in establishing the Company’s cash bonus compensation strategy for executive officers is to provide a mix of compensation between base salary and total cash compensation such that approximately 30% to 40% of the total target cash compensation is at risk for executives each year. The cash bonus targets are established to be competitive with the applicable peer group enabling the Company to attract, motivate, reward and retain highly skilled executives for short-term performance. This program supports the achievement of annual Company goals and objectives by basing a significant portion of compensation on a pay-for-performance basis.

In general, achievement of the Company’s goals determines the initial bonus pool for executive officers of the Company, which is then allocated to the executive officers based on the individual performance of each executive officer, if applicable, during the year. As in previous years, the 2012 executive bonuses were discretionary and there were no formulaic calculations for determining the actual amount of the bonus for each executive. Accordingly, the Board or the Committee may, in its sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus. An executive officer must be an employee of the Company on the date of payment to qualify for a bonus. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment, is ineligible for any bonus. An employee who becomes an executive officer during the fiscal year may be eligible for a pro-rated bonus at the option of the Committee, provided the executive has been employed a minimum of three months during the calendar year. No clawback provisions have been adopted by the Company at this time. The Committee believes that the performance goals established for bonuses do not encourage excessive risk taking or have potential for encouraging behavior that may impact the Company negatively in future years.

In February 2012, the Board approved the Company’s eligible bonus percentages and performance goals for 2012. The table below sets forth the target and maximum eligible bonus levels for 2012. Both the target and maximum levels were substantially similar to the applicable peer group data for the President and Chief Executive Officer as well as the other NEOs.

Executive Officer	Minimum Payout	Target Percentage	Maximum Bonus Payout
President and Chief Executive Officer	0%	60%	72%
All Other Executive Officers	0%	50%	60%

The performance goals for 2012 related to the Company’s lead GnRH and VMAT2 development programs, earlier stage research and development programs and general administrative activities. Some of the specific 2012 goals were as follows: continue moving the GnRH and VMAT2 programs forward in clinical Phase II and/or Phase III studies; advancing lead compounds into pre-clinical studies; and achieving certain administrative activities and financial metrics. The Board and Compensation Committee assigned relative weightings to the goals by functional area (but not individual NEO) for 2012.

In January 2013, the Committee in consultation with the Board of Directors approved bonus payouts for 2012 goal achievement. Goal achievement (with relative weightings at target) included:

•

(25%) discovering and advancing four lead compounds into pre-clinical development, developing an advanced lead as a VMAT-2 follow-on compound and optimizing an internal discovery platform that will screen multiple targets simultaneously;

•	(30%) advancing clinical compounds by initiating two additional Phase IIb studies in tardive dyskinesia;

•	(10%) successfully completed the transition of the elagolix program in which AbbVie, Inc. started Phase III studies of elagolix in endometriosis;

•	(25%) maintaining a strong capital structure; and

•	(10%) other administrative and business development goals.

Based on these achievements, the Committee awarded bonus payouts for our NEOs at 70% Company goal achievement. The individual amounts approved by the Committee were: Dr. Gorman, $220,600; Mr. Coughlin, $135,200; Dr. O’Brien, $151,400; Dr. Bozigian, $117,600; and Dr. Grigoriadis, $109,200.

In February 2013, the Board approved the Company’s performance goals for 2013 along with eligible bonus percentages for executive officers. The 2013 target and maximum levels are the same as the target and maximum levels for 2012 outlined in the table above, and remain substantially similar to the applicable peer group data for the President and Chief Executive Officer as well as the other NEOs. The performance goals for 2013 will consist of goals for lead development programs, research, clinical and general administrative activities. The Board and the Committee assigned relative weightings to the goals by general functional areas (but not individual NEOs) for 2013. The 2013 goals are as follows:

•	(50%) aggressively advance clinical compounds;

•	(25%) rapidly develop multiple research and development programs simultaneously; and

•	(25%) attainment of certain corporate, business development and financial goals.

Equity Awards

The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options, restricted stock units (“RSUs”) and/or stock bonuses under the Company’s equity compensation plans. These equity-based programs create a strong link to the Company’s long-term financial and equity market performance, create an ownership culture and closely align the interests of our executive officers with the stockholders. The Committee believes that these grants directly motivate an executive to maximize long-term stockholder value and serves as an effective tool for incentivizing and retaining those executives who are most responsible for influencing stockholder value. The grants also utilize vesting periods that encourage key executives to continue in the employ of the Company. The Committee considers each grant subjectively, considering factors such as the individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals, and to retain and motivate key executives. The equity awards for each year are set to be competitive with the applicable peer group to enable the Company to attract, motivate, and retain highly skilled executives. Long-term incentives granted in prior years are also taken into consideration, but do not play a significant role in current year determinations.

It has been the Company’s practice to make equity-based awards to our executives on an annual basis. Annual stock option awards typically vest over three to four years and have a seven to ten year term. Additionally, all stock option awards are priced based upon the closing price of the Company’s common stock on the date of grant, which is also the approval date, by the Committee or Board of Directors. RSU awards typically vest over three to four years. Stock option awards to our NEOs are reviewed by the Committee annually in light of individual and Company goal attainment, executive officer performance evaluations and peer group data. Prior year actual gains from the exercise of vested equity grants are not considered in the determination of current year compensation.

On January 12, 2012, the Board of Directors approved stock option awards to the executive officers under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”). The stock option awards were determined based on individual performance and contribution to long-term strategic and performance goals as well as retention and motivation of the NEOs. The individual grants of stock options to executive officers were: Dr. Gorman 240,000 stock options; Mr. Coughlin and Dr. O’Brien each 120,000 stock options; and Dr. Bozigian and Dr. Grigoriadis each 100,000 stock options.

On January 10, 2013, the Board of Directors approved stock option awards and RSUs to the NEOs under the 2011 Plan. The stock option awards were determined based on 2012 individual performance and contribution to long-term strategic and performance goals as well as retention and motivation of the NEOs. The individual grants of stock options to executive officers were: Dr. Gorman 175,000 stock options and 30,000 RSUs; Mr. Coughlin and Dr. O’Brien each 86,000 stock options and 14,000 RSUs; Dr. Bozigian and Dr. Grigoriadis each 75,000 stock options and 13,000 RSUs.

The Committee and Board of Directors determined with respect to the January 12, 2012 equity grants that the use of stock options which vest monthly, on a pro-rata basis, over a four year period was the appropriate equity compensation vehicle. The Committee in consultation with the Board of Directors determined with respect to the January 10, 2013 equity grants that the use of both stock options which vest monthly, on a pro-rata basis, over a four year period and RSUs which vest annually, on a pro-rata basis, over a four year period were the appropriate equity compensation vehicles. The Committee and Board of Directors believe that the equity compensation plans, as designed, closely align stockholder and management interests.

Stock Ownership

The Company does not maintain any equity ownership guidelines for its executive officers. However, as of the Record Date, each of our NEOs owned Company common stock with a value of at least two times their respective base salary.

The Company has policies and procedures to prohibit direct or indirect participation by employees of the Company in transactions involving trading activities in Company common stock which by their aggressive or speculative nature may give rise to an appearance of impropriety. Such prohibited activities would include the purchase of put or call options, or the writing of such options as well as short sales, hedging transactions such as “cashless” collars, forward sales, equity swaps and other related arrangement which may indirectly involve short-sale and any other transactions designed for profit from short-term movement in Neurocrine’s stock price. Additionally, non-officer transactions in which Company common stock is margined or pledged to secure a loan must be pre-approved by the Chief Financial Officer or General Counsel based on guidelines adopted by the Nominating/Corporate Governance Committee, then ultimately approved by at least two pre-specified members of the Board of Directors. There are no transactions involving pledging or margining Company common stock as of the Record Date.

Retirement Benefits

The terms of the Company’s 401(k) Savings Plan (the “401(k) Plan”) provide for executive officer and broad-based employee participation on the same general terms. Under the 401(k) Plan, all Company employees were formerly eligible to receive basic matching contributions from the Company that vest three years from date of hire and monthly thereafter. The Company made no discretionary contributions to the 401(k) Plan in 2012.

Severance Agreements and Other Benefits

Executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as all other full-time employees. These plans include medical, dental and life insurance. In addition to the benefits available to all employees, we provide our executive officers with certain additional benefits that we believe reflect market standards and are reasonable and necessary to attract and/or retain each of our executive officers and allow the executive officers to realize the full benefit of the other elements of compensation we provide. These benefits include disability insurance premiums, an annual physical examination, and tax gross-ups in the event of a change in control. The change in control gross-ups are part of previously in-place executive officer agreements and no new change in control gross-ups have been implemented for executive officers since 2007. Executive officers are eligible for four weeks of vacation from date of hire through ten years of employment, and five weeks of vacation per year thereafter. Additionally, all executive officers, as well as all other full-time employees who were employed as of December 31, 2011, are eligible to receive a one-time additional two week vacation benefit after ten years of service.

In addition, executive officers are eligible to receive severance benefits in connection with terminations of employment due to death, disability, or termination without cause or constructive termination (including following a change-in-control) as set forth below and more fully described in Potential Payments upon Termination or Change-in-Control. The Committee believes that the executive severance arrangements reflect current market standards and severance benefits competitive with those provided by our peer group. The Committee believes that in order to continue to retain the services of our key executive officers, it is important to provide them with some income and benefit protection against an involuntary termination of employment.

Compensation components for executive officers in the event of death include partial stock award acceleration, prorata bonus payment, payments for accrued base salary, any accrued vacation and any accrued benefits under any plans of the Company in which the executive officer is a participant and any appropriate business expenses incurred by the executive officer. In the event of death, there is no base salary continuation.

Compensation components for executive officers in the event of a qualifying long-term disability include partial stock award acceleration, pro-rata bonus payment, limited base salary continuation, payments for accrued base salary, limited Company-paid health insurance benefits, and any accrued vacation and any accrued benefits under any plans of the Company in which the executive officer is a participant.

Compensation components for executive officers in the event of termination by the Company without cause or termination by the executive officer due to constructive termination include payments for accrued base salary, cash compensation payments, partial stock award acceleration, limited Company-paid health insurance benefits, and any accrued vacation and any accrued benefits under any plans of the Company in which the executive officer is a participant. Eligibility for these benefits under either situation requires a signed release agreement by the executive officer.

Compensation components for executive officers in the event of a termination by the Company without cause or termination by the executive officer due to constructive termination following a change-in-control include payments for accrued base salary, a cash compensation payment, cash compensation for the value of all outstanding stock awards, limited Company-paid health insurance benefits, and any accrued vacation and any accrued benefits under any plans of the Company in which the executive officer is a participant. The change-in-control benefits also contain certain tax gross-up provisions. Eligibility for these benefits requires a signed release agreement by the executive officer.

The Committee believes that in order to continue to retain the services of our key executive officers and focus their efforts on stockholder interests when considering strategic alternatives, it is important to provide them with enhanced income and benefit protection against loss of employment in connection with a change-in-control of our company and thereby align the interests of our stockholders and our executive officers. However, the Company does not provide for such benefits solely in the event of a change-in-control because we believe that our executives are materially harmed only if a change in control results in our executives’ involuntary loss of employment, reduced responsibilities, reduced compensation, or other adverse change in the nature of the employment relationship.

Tax Considerations

Internal Revenue Code Section 162(m)

The Committee considers the potential impact under Internal Revenue Code Section 162(m) whereby we can only deduct up to $1.0 million of the compensation we pay to named executive officers each taxable year unless such compensation is “performance-based compensation” within the meaning of the Internal Revenue Code. The Committee has determined that any gain related to the exercise of a stock option granted under any of our stockholder-approved stock option plans with an exercise price at least equal to the fair value of our common stock on the date of grant qualifies under the Internal Revenue Code as performance-based compensation and therefore is not subject to the $1.0 million limitation.

However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, we may enter into executive compensation arrangements under which payments are not deductible under Section 162(m).

Internal Revenue Code Section 409A

Section 409A governs deferred compensation arrangements. The Committee reviewed our deferred compensation programs with the assistance of our external counsel and determined that the programs are compliant with Section 409A.

COMPENSATION COMMITTEE REPORT

The following Report of the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by:

COMPENSATION COMMITTEE

Richard F. Pops

W. Thomas Mitchell

Joseph A. Mollica

Compensation Committee interlocks and insider participation

During 2012, the Committee consisted of W. Thomas Mitchell, Richard F. Pops and Joseph A. Mollica, Ph.D. No interlocking relationship existed between any member of the Committee and any member of any other company’s Board of Directors or compensation committee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table The following table sets forth the compensation paid by the Company for the fiscal years ended December 31, 2010, 2011 and 2012 to the NEOs named below.

Summary Compensation Table

Name and Title (1)	Year	Salary (2)	Bonus (2)	Option Awards (3)	Stock Awards (4)	All Other (5)	Total Compensation
Kevin C. Gorman, Ph.D.	2010	$440,000	$396,000	$325,600	$—	$31,604	$1,193,204
President and Chief Executive Officer	2011	$510,000	$198,900	$1,025,000	$—	$44,817	$1,778,717
	2012	$525,300	$220,600	$1,495,200	$—	$42,563	$2,283,663

Timothy P. Coughlin	2010	$300,000	$240,000	$299,200	$—	$23,596	$862,796
Chief Financial Officer	2011	$375,000	$121,875	$512,500	$—	$34,021	$1,043,396
	2012	$386,250	$135,200	$747,600	$—	$36,545	$1,305,595

Christopher F. O’Brien, M.D.	2010	$375,000	$300,000	$299,200	$—	$16,947	$991,147
Chief Medical Officer	2011	$420,000	$136,500	$512,500	$—	$26,263	$1,095,263
	2012	$432,600	$151,400	$747,600	$—	$26,050	$1,357,650

Dimitri E. Grigoriadis, Ph.D.	2010	$285,000	$213,750	$264,000	$—	$20,938	$783,688
Chief Research Officer	2011	$303,000	$98,475	$512,500	$—	$31,222	$945,197
	2012	$312,090	$109,200	$623,000	$—	$36,290	$1,080,580

Haig P. Bozigian, Ph.D.	2010	$285,000	$213,750	$264,000	$—	$20,938	$783,688
Chief Development Officer	2011	$307,250	$99,856	$512,500	$—	$31,295	$950,901
	2012	$336,000	$117,600	$623,000	$—	$35,878	$1,112,478

(1)	The titles and capacities set forth in the table above are as of the Record Date.

(2)	Salary and bonus figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).

(3)	The amounts shown are the full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (ASC 718). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 8, 2013. The grant date fair values of option awards for 2010, 2011 and 2012 are based on per share Black-Scholes values of $1.76, $4.10 and $6.23, respectively.

(4)	The Company did not grant any stock awards in 2010, 2011, or 2012.

(5)	Includes all other compensation as described in the table below.

All Other Compensation Table

Name	Year	401(k) Employer Match	Insurance Premiums (1)	Physical Exams	Total Other
Kevin C. Gorman, Ph.D.	2010	$—	$31,604	$—	$31,604
	2011	$7,350	$34,294	$3,173	$44,817
	2012	$7,500	$35,063	$—	$42,563

Timothy P. Coughlin	2010	$—	$23,596	$—	$23,596
	2011	$7,350	$26,671	$—	$34,021
	2012	$7,438	$29,107	$—	$36,545

Christopher F. O’Brien, M.D.	2010	$—	$16,947	$—	$16,947
	2011	$7,350	$18,913	$—	$26,263
	2012	$7,500	$18,550	$—	$26,050

Dimitri E. Grigoriadis, Ph.D.	2010	$—	$20,938	$—	$20,938
	2011	$7,350	$23,872	$—	$31,222
	2012	$7,500	$28,790	$—	$36,290

Haig P. Bozigian, Ph.D.	2010	$—	$20,938	$—	$20,938
	2011	$7,350	$23,945	$—	$31,295
	2012	$7,500	$28,378	$—	$35,878

(1)	The amounts in this column represent the costs for medical insurance for Company-wide plans, as well as disability insurance premiums and related tax gross-up amounts.

Grant of Plan Based Awards During the Fiscal Year Ended December 31, 2012

The following table sets forth certain information regarding option awards granted by the Company pursuant to the 2011 Plan during the year ended December 31, 2012 to the NEOs below:

Name	Grant Date	All Other Option Awards: No. of Securities Underlying Options (1)	Exercise or Base Price of Option Awards (1)	Grant Date Fair Value of Stock and Option Awards (2)
Kevin C. Gorman, Ph.D.	01/12/2012	240,000	$8.66	$1,495,200
Timothy P. Coughlin	01/12/2012	120,000	$8.66	$747,600
Christopher F. O’Brien, M.D.	01/12/2012	120,000	$8.66	$747,600
Dimitri E. Grigoriadis, Ph.D.	01/12/2012	100,000	$8.66	$623,000
Haig P. Bozigian, Ph.D.	01/12/2012	100,000	$8.66	$623,000

(1)	All options were granted and approved on the same date with an exercise price equal to the closing market price of the Company’s common stock on date of grant. All option awards are time-based awards, which vest monthly over four years and have an option term of ten years.

(2)	Reflects the grant date per share Black-Scholes value of $6.23 for option awards granted on January 12, 2012 which was calculated in accordance with ASC 718.

To assist in understanding the data in the tables above, the following is a description of the employment agreements currently in place between the Company and the Named Executive Officers:

Agreements with Named Executive Officers

Kevin C. Gorman, Ph.D. has an employment contract that provides that: (i) Dr. Gorman will serve as the Company’s Executive Vice President and Chief Operating Officer commencing on August 1, 2007 at an initial annual salary of $400,000, subject to annual adjustment by the Board of Directors (subsequent to entering into the employment contract, Dr. Gorman was promoted to President and Chief Executive Officer and his annual base salary for 2013 is $541,100); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Gorman is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) each year starting in 2007 and continuing for the term of the agreement, Dr. Gorman will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors.

Timothy P. Coughlin has an employment contract that provides that: (i) Mr. Coughlin will serve as the Company’s Vice President and Chief Financial Officer commencing on August 1, 2007 at an initial annual salary of $275,000, subject to annual adjustment by the Board of Directors (Mr. Coughlin’s annual base salary for 2013 is $397,800); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Mr. Coughlin is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) each year starting in 2007 and continuing for the term of the agreement, Mr. Coughlin will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors.

Christopher F. O’Brien, M.D. has an employment contract that provides that: (i) Dr. O’Brien will serve as the Company’s Senior Vice President, Clinical Development and Chief Medical Officer commencing on August 1, 2007 at an initial annual salary of $350,000, subject to annual adjustment by the Board of Directors (Dr. O’Brien’s annual base salary for 2013 is $445,600); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. O’Brien is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) Dr. O’Brien is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors.

Dimitri E. Grigoriadis, Ph.D. has an employment contract that provides that: (i) Dr. Grigoriadis will serve as the Company’s Vice President, Research commencing on August 1, 2007 at an initial annual salary of $260,000, subject to annual adjustment by the Board of Directors (Dr. Grigoriadis’ annual base salary for 2013 is $321,500); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Grigoriadis is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) Dr. Grigoriadis is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors.

Haig P. Bozigian, Ph.D. has an employment contract that provides that: (i) Dr. Bozigian will serve as the Company’s Senior Vice President, Pharmaceutical and Preclinical Development commencing on August 1, 2007 at an initial annual salary of $260,000, subject to annual adjustment by the Board of Directors (Dr. Bozigian’s annual base salary for 2013 is $352,800); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Bozigian is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) Dr. Bozigian is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors.

Outstanding Equity Awards. The following table sets forth the outstanding equity awards held by the NEOs at December 31, 2012.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards
Name	Award Grant and Commencement of Vesting Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Kevin C. Gorman, Ph.D.	01/11/2007	108,000	(5)	—		—	$11.44	01/11/2014
	02/27/2008	45,000	(5)	—		—	$5.12	02/27/2015
	05/11/2010	159,306	(4)	25,694	(4)	—	$2.59	05/11/2017
	08/25/2011	111,112	(4)	138,888	(4)	—	$5.76	08/25/2021
	01/12/2012	54,999	(2)	185,001	(2)	—	$8.66	01/12/2022
Timothy P. Coughlin	01/11/2007	100,000	(5)	—		—	$11.44	01/11/2014
	02/27/2008	30,000	(5)	—		—	$5.12	02/27/2015
	05/11/2010	146,390	(4)	23,610	(4)	—	$2.59	05/11/2017
	08/25/2011	55,556	(4)	69,444	(4)	—	$5.76	08/25/2021
	01/12/2012	27,499	(2)	92,501	(2)	—	$8.66	01/12/2022
Christopher F. O’Brien, M.D.	10/31/2005	55,000	(3)(1)	—		—	$52.82	10/31/2015
	11/14/2006	27,500	(5)	—		—	$8.92	11/14/2013
	02/27/2008	30,000	(5)	—		—	$5.12	02/27/2015
	05/11/2010	146,390	(4)	23,610	(4)	—	$2.59	05/11/2017
	08/25/2011	55,556	(4)	69,444	(4)	—	$5.76	08/25/2021
	01/12/2012	27,499	(2)	92,501	(2)	—	$8.66	01/12/2022
Dimitri E. Grigoriadis, Ph.D.	09/26/2006	937	(5)	—		—	$10.90	07/23/2013
	09/26/2006	4,737	(5)	—		—	$10.90	09/26/2013
	02/27/2008	30,000	(5)	—		—	$5.12	02/27/2015
	05/11/2010	129,167	(4)	20,833	(4)	—	$2.59	05/11/2017
	08/25/2011	55,556	(4)	69,444	(4)	—	$5.76	08/25/2021
	01/12/2012	22,916	(2)	77,084	(2)	—	$8.66	01/12/2022
Haig P. Bozigian, Ph.D.	09/26/2006	1,875	(5)	—		—	$10.90	04/21/2013
	09/26/2006	8,500	(5)	—		—	$10.90	09/26/2013
	02/27/2008	30,000	(5)	—		—	$5.12	02/27/2015
	05/11/2010	129,167	(4)	20,833	(4)	—	$2.59	05/11/2017
	08/25/2011	55,556	(4)	69,444	(4)	—	$5.76	08/25/2021
	01/12/2012	22,916	(2)	77,084	(2)	—	$8.66	01/12/2022

(1)	Vests monthly over four years, subject to an initial one-year “cliff.”

(2)	Vests monthly over four years.

(3)	On November 7, 2005, the Company accelerated vesting on all unvested stock options to purchase shares of common stock that were held by then-current non-officer employees and had an exercise price per share equal to or greater than $50.00. The acceleration of these stock options was undertaken to eliminate the future compensation expense associated with the adoption of ASC 718 in the Company’s consolidated statements of operations.

(4)	Vests monthly over three years.

(5)	Vests annually over three years.

Option Exercises and Stock Vested. There were no option exercises or vesting of stock awards or restricted stock units during the year ended December 31, 2012 for the NEOs.

Potential Payments Upon Termination or Change-in-Control. The following tables set forth the potential severance benefits payable to the NEOs in the event of a termination prior to or following a change in control, assuming such event occurred on December 31, 2012:

Potential Payment upon Termination Table*

Name	Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kevin C. Gorman, Ph.D.	$656,625	$393,975	$72,114	$304,811	$32,168	$1,459,693
Timothy P. Coughlin	$482,813	$241,406	$52,420	$205,036	$32,110	$1,013,785
Christopher F. O’Brien, M.D.	$432,600	$216,300	$38,614	$187,120	$18,659	$893,293
Dimitri E. Grigoriadis, Ph.D.	$312,090	$156,045	$37,511	$173,541	$28,622	$707,809
Haig P. Bozigian, Ph.D.	$336,000	$168,000	$52,962	$173,541	$28,704	$759,207

*	Reflects a termination without cause or due to a constructive termination, or deemed termination, prior to a change in control.

(1)	Based on salary as of December 31, 2012.

(2)	Based on bonus targets established by the Board of Directors for 2012.

(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2012 and a one-time additional two week vacation benefit for eligible employees.

(4)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options as of December 31, 2012 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2012 of $7.48.

(5)	Medical is comprised of health insurance premiums for the period specified in each executive officer’s employment contract.

Potential Payment upon Change-in-Control Table*

Name	Severance (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Statutory Tax Gross-up (6)	Total
Kevin C. Gorman, Ph.D.	$1,050,600	$630,360	$72,114	$364,531	$51,469	$—	$2,169,074
Timothy P. Coughlin	$772,500	$386,250	$52,420	$234,897	$51,376	$—	$1,497,443
Christopher F. O’Brien, M.D.	$648,900	$324,450	$38,614	$234,897	$27,989	$—	$1,274,850
Dimitri E. Grigoriadis, Ph.D.	$468,135	$234,068	$37,511	$221,317	$42,934	$—	$1,003,965
Haig P. Bozigian, Ph.D.	$504,000	$252,000	$52,962	$221,317	$43,055	$—	$1,073,334

*	Reflects benefits to be provided upon a termination without cause, or due to a constructive termination, within a specified time following a change in control.

(1)	Based on salary as of December 31, 2012.

(2)	Based on bonus targets established by the Board of Directors for 2012.

(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2012 and a one-time additional two week vacation benefit for eligible employees.

(4)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options as of December 31, 2012 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2012 of $7.48.

(5)	Medical is comprised of health insurance premiums for the period specified in each executive officer’s employment contract.

(6)	Represents tax gross-up payments if total payments to executive in connection with a change-in-control exceed 2.99 times such executive’s base amount by 15% or more. Based on the closing price of the Company’s common stock on December 31, 2012 of $7.48, no tax gross-up payments would be due to the NEOs.

Potential Payment upon Termination by Disability Table*

Name	Base Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kevin C. Gorman, Ph.D.	$656,625	$315,180	$72,114	$304,811	$32,168	$1,380,898
Timothy P. Coughlin	$482,813	$193,125	$52,420	$205,036	$32,110	$965,504
Christopher F. O’Brien, M.D.	$432,600	$216,300	$38,614	$187,120	$18,659	$893,293
Dimitri E. Grigoriadis, Ph.D.	$312,090	$156,045	$37,511	$173,541	$28,622	$707,809
Haig P. Bozigian, Ph.D.	$336,000	$168,000	$52,962	$173,541	$28,704	$759,207

*	Reflects a termination due to disability.

(1)	Based on salary as of December 31, 2012.

(2)	Based on bonus targets established by the Board of Directors for 2012.

(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2012 and a one-time additional two week vacation benefit for eligible employees.

(4)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options as of December 31, 2012 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2012 of $7.48.

(5)	Medical is comprised of health insurance premiums for the period specified in each executive officer’s employment contract.

Potential Payment upon Termination by Death Table*

Name	Bonus (1)	Accrued Compensation (2)	Stock Awards (3)	Total
Kevin C. Gorman, Ph.D.	$315,180	$72,114	$304,811	$692,105
Timothy P. Coughlin	$193,125	$52,420	$205,036	$450,581
Christopher F. O’Brien, M.D.	$216,300	$38,614	$187,120	$442,034
Dimitri E. Grigoriadis, Ph.D.	$156,045	$37,511	$173,541	$367,097
Haig P. Bozigian, Ph.D.	$168,000	$52,962	$173,541	$394,503

*	Reflects a termination due to death.

(1)	Based on bonus targets established by the Board of Directors for 2012.

(2)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2012 and a one-time additional two week vacation benefit for eligible employees.

(3)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options as of December 31, 2012 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2012 of $7.48.

The following is a description of the arrangements under which the NEOs may be entitled to potential payments upon a termination without cause or resignation due to a constructive termination (including following a change in control) or upon disability or death. Resignation due to constructive termination may include an executive’s resignation following one or more of the following material adverse changes in the nature of executive’s employment, as specified in the agreement, which is not cured following notification:

•	a significant reduction in the executive or the executive supervisor’s duties or responsibilities,

•	a material reduction in base salary,

•	material relocation, or

•	material breach of the executive’s employment agreement.

Dr. Gorman is entitled to 1.25 times the amount of his annual base salary and target annual bonus to be paid equally over 15 months, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within a specified time following a change of control, Dr. Gorman is entitled to 2 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 24 months following termination. In addition, the Company has agreed to reimburse Dr. Gorman for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. Gorman is entitled to 15 months of base salary paid semi-monthly over 15 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Gorman in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination. In the event of a termination due to Dr. Gorman’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Gorman in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Mr. Coughlin is entitled to 1.25 times the amount of his annual base salary and target annual bonus to be paid equally over 15 months, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within a specified time following a change of control, Mr. Coughlin is entitled to 2 times his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 24 months following termination. In addition, the Company has agreed to reimburse Mr. Coughlin for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Mr. Coughlin is entitled to 15 months of base salary paid semi-monthly over 15 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Coughlin in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination. In the event of a termination due to Mr. Coughlin’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Coughlin in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. O’Brien is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within a specified time following a change of control, Dr. O’Brien is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination. In addition, the Company has agreed to reimburse Dr. O’Brien for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. O’Brien is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction of the numerator of which is the number of full months of employment by Dr. O’Brien in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Dr. O’Brien’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. O’Brien in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. Grigoriadis is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within a specified time following a change of control, Dr. Grigoriadis is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination. In addition, the Company has agreed to reimburse Dr. Grigoriadis for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. Grigoriadis is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Grigoriadis in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Dr. Grigoriadis’ death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Grigoriadis in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. Bozigian is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within a specified time following a change of control, Dr. Bozigian is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination. In addition, the Company has agreed to reimburse Dr. Bozigian for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. Bozigian is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Bozigian in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Dr. Bozigian’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Bozigian in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

DIRECTORS COMPENSATION SUMMARY

2012 Compensation

Non-employee directors are reimbursed for expenses incurred in connection with performing their duties as directors of the Company. For 2012, directors who are not employees of the Company received a $40,000 annual retainer. The Company provided the Chairman of the Board an additional $20,000, making his total annual cash retainer $60,000. In addition to the cash compensation set forth above, the Chairman of the Audit Committee, Corinne H. Nevinny, received an additional $20,000 annual cash retainer. The Chairman of the Compensation Committee, Richard F. Pops, received an additional $15,000 annual cash retainer. The Chairman of the Nominating/Corporate Governance Committee, W. Thomas Mitchell, received an additional $9,000 annual cash retainer. Each other director who was a member of the Audit Committee, the Compensation Committee or the Nominating/Corporate Governance Committee received an additional annual cash retainer of $12,000, $7,000 and $5,000, respectively, for each Committee on which he or she serves.

Additionally for 2012, each non-employee director received a grant of a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock (except that the Chairman of the Board received an option to purchase 20,000 shares) at the 2012 Annual Meeting, provided that such non-employee director was a director of the Company for at least six months prior to the date of such Annual Meeting. Each new non-employee director is automatically granted a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock upon the date such person joins the Board of Directors. The options granted to non-employee directors are subject to a ten year term and vest monthly over the one-year period following the date of grant.

2013 Compensation

The 2013 director compensation will remain at the 2012 levels except that any new non-employee director will now be granted a nonstatutory stock option to purchase 30,000 shares of the Company’s common stock upon the date such person joins the Board of Directors, and such grant will now vest over a four-year period.

All new options granted to non-employee directors will be subject to a ten year term and will vest monthly over the one-year period following the date of grant (except for new director grants as described above) and all option grants will have exercise prices equal to the fair market value of the Company’s common stock on the date of the grant.

Compensation of Directors. The following table sets forth the compensation paid by the Company for the fiscal year ended December 31, 2012 to the directors of the Company named below:

Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Kevin C. Gorman, Ph.D. (3)	$—	$—	$—
William H. Rastetter, Ph.D. (4)	$60,000	$95,800	$155,800
Gary A. Lyons (5)	$45,000	$71,850	$116,850
Joseph A. Mollica, Ph.D. (6)	$52,000	$71,850	$123,850
W. Thomas Mitchell (7)	$56,000	$71,850	$127,850
Corinne H. Nevinny (8)	$60,000	$71,850	$131,850
Richard F. Pops (9)	$67,000	$71,850	$138,850
Stephen A. Sherwin, M.D. (10)	$52,000	$71,850	$123,850

(1)	Amounts in this column reflect compensation earned in 2012, all of which was paid during 2012.

(2)	The amounts shown represent the full grant date fair value of option awards granted in 2012 as determined pursuant to ASC 718. The assumptions used to calculate the value of such awards are set forth under Note 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 8, 2013.

(3)	During 2012, Dr. Gorman was an employee of the Company, and as such, did not receive any compensation for service on the Board of Directors. As of December 31, 2012, Dr. Gorman had outstanding options to purchase 828,000 shares of common stock.

(4)	As of December 31, 2012, Dr. Rastetter had outstanding options to purchase 65,000 shares of common stock.

(5)	As of December 31, 2012, Mr. Lyons had outstanding options to purchase 160,000 shares of common stock.

(6)	As of December 31, 2012, Dr. Mollica had outstanding options to purchase 120,000 shares of common stock.

(7)	As of December 31, 2012, Mr. Mitchell had outstanding options to purchase 99,000 shares of common stock.

(8)	As of December 31, 2012, Ms. Nevinny had outstanding options to purchase 99,000 shares of common stock.

(9)	As of December 31, 2012, Mr. Pops had outstanding options to purchase 99,000 shares of common stock.

(10)	As of December 31, 2012, Dr. Sherwin had outstanding options to purchase 99,000 shares of common stock.

Additional Information

Executive officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among any of the directors, executive officers or key employees of the Company. No director, executive officer, key employee, promoter or control person of the Company has, in the last five years, been subject to bankruptcy proceedings, criminal proceedings or legal proceedings related to the violation of state or federal commodities or securities laws.

RELATED PERSON TRANSACTIONS

Review, approval or ratification of related person transactions

In accordance with the Company’s Audit Committee Charter, the Company’s Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. In connection with its review, approval or ratification of related person transactions, the Company’s Audit Committee takes into account all relevant available facts and circumstances in determining whether such transaction is in the best interests of the Company and its stockholders. Any transaction that would disqualify a director from meeting the “independent director” standard as defined under the Nasdaq Stock Market rules requires review by the Company’s Audit Committee prior to entering into such transaction. For all other related person transactions the Company reviews all agreements and payments for related person transactions and based on this review, a report is made to the Company’s Audit Committee quarterly disclosing all related person transactions during that quarter, if any. All related person transactions shall be disclosed in the Company’s applicable filings with the SEC as required under SEC rules.

Related person transactions during fiscal 2012

In February 2010, William H. Rastetter, Ph.D. was appointed to the Company’s Board of Directors. During 2012, Dr. Rastetter was a partner in Venrock, a venture capital firm. At December 31, 2012, certain investment funds affiliated with Venrock owned approximately 2.2 million shares of Neurocrine’s common stock. Venrock implemented an internal disclosure screen designed to prevent the transmission of information related to Neurocrine between Dr. Rastetter and other Venrock personnel, and Dr. Rastetter did not exercise any voting or dispositive power over the Neurocrine shares held by Venrock. As of the Record Date, Dr. Rastetter is no longer affiliated with Venrock.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as certain brokers, household proxy materials, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If you hold registered shares, you may direct your written request to the Company’s Corporate Secretary at 12780 El Camino Real, San Diego, California 92130 or contact the Company’s Corporate Secretary at 858-617-7600.

Advance Notice Procedures. To be considered for inclusion in next year’s proxy materials, a stockholder must submit his, her or its proposal in writing by December 20, 2013, which is the date that is 120 days prior to the first anniversary of the mailing date of this proxy statement, to the Company’s Corporate Secretary at 12780 El Camino Real, San Diego, California 92130. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement. Stockholders are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Appendix A

NEUROCRINE BIOSCIENCES, INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 21, 2011

APPROVED BY THE STOCKHOLDERS: MAY 25, 2011

TERMINATION DATE: FEBRUARY 20, 2021

1.	GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, 2001 Stock Option Plan, 1997 Incentive Stock Plan, 1996 Director Stock Option Plan and 1992 Incentive Stock Plan (together the “ Prior Plans ”). On the Effective Date, awards will automatically be granted to the Company’s Directors pursuant to the terms of Section 10 of the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan (the “ 2011 Automatic Director Awards ”). From and following the Effective Date, no additional stock awards shall be granted under the Prior Plans except for the 2011 Automatic Director Awards. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however , any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are otherwise forfeited prior to issuance of the shares because of the failure to meet a contingency or condition required to vest such shares shall not again become available for issuance under either the Prior Plans or this Plan. Except with respect to the 2011 Automatic Director Awards, all Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive discretionary Awards are Employees, Directors and Consultants. The persons eligible to receive Stock Awards under the Director Grant Program are Eligible Directors.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(d). However, the Board may not delegate administration of the Director Grant Program.

(b) Powers of Board. Except with respect to the Director Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 10(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however , that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Administration of Director Grant Program. The Board shall have the power, subject to and within the limitations of, the express provisions of the Director Grant Program:

(i) To determine the provisions of each Stock Award to the extent not specified in the Director Grant Program.

(ii) To construe and interpret the Director Grant Program and the Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Director Grant Program or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Director Grant Program fully effective.

(iii) To amend the terms of the Director Grant Program or a Stock Award granted thereunder, except that rights under any such Stock Award granted before amendment of the Director Grant Program shall not be impaired by any amendment of the Director Grant Program unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Director Grant Program.

(d) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan (except the Director Grant Program) to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(e) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 14(z)(iii) below.

(f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(g) Cancellation and Re-Grant of Stock Awards. Except in connection with a Corporate Transaction, as provided in Section 10(a) relating to Capitalization Adjustments, or unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event, neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash, Full Value Awards, or Options or SARs with an exercise price less than the original exercise price of the Options or SARs that are cancelled.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed seven million (7,000,000) shares. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued, such expiration or termination shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan.

(c) Limitation on Full Value Awards. The aggregate number of shares of Common Stock that may be issued pursuant to grants of Full Value Awards shall not exceed fifty percent (50%) of the aggregate number of shares of Common Stock available for issuance under this Plan as set forth in Section 3(a), subject to adjustment as provided in Sections 3(b) and 10(a).

(d) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. Also, any shares used to pay the exercise price of a Stock Award or that are withheld in satisfaction of applicable tax withholding obligations shall no longer be available for issuance under the Plan. Any shares repurchased on the open market with the proceeds of the exercise price of a Stock Award shall not again be available for issuance under the Plan.

(e) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be seven million (7,000,000) shares of Common Stock.

(f) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of two hundred fifty thousand (250,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year; provided, however that in connection with his or her initial employment, an Employee may be granted such forms of Stock Awards for up to an additional two hundred fifty thousand (250,000) shares of Common Stock which shall not count against such annual limit. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(g) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise; provided, however that the Company may not repurchase shares to be used under this Plan to the extent such repurchased shares would exceed the limitation in Section 3(a).

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however , Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code. Stock Awards granted under the Director Grant Program in Section 7 may be granted only to Eligible Directors.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however , that each Option Agreement or SAR Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however , that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the SAR Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price that will be determined by the Board at the time of grant of the SAR. The appreciation distribution in respect to a SAR may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the SAR Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Except as explicitly provided herein, neither an Option nor a SAR may be transferred.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however , that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of

Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award will be settled by the delivery of shares of Common Stock as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate, including any vesting restrictions.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed two hundred fifty thousand (250,000) shares of Common Stock; provided, however that in connection with his or her initial employment, an Employee may be granted Performance Stock Awards for up to an additional two hundred fifty thousand (250,000) shares of Common Stock which shall not count against such annual limit. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

Dividend equivalents may be credited in respect of shares of Common Stock covered by a Performance Stock Award, as determined by the Board and contained in the Performance Stock Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Performance Stock Award in such manner as determined by the Board. Any additional shares covered by the Performance Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Performance Stock Award Agreement to which they relate, including any vesting contingent upon the attainment during a Performance Period of certain Performance Goals.

(ii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	INITIAL AND ANNUAL GRANTS TO ELIGIBLE DIRECTORS.

(a) General. The Director Grant Program in this Section 7 provides that Eligible Directors shall receive certain Stock Awards at designated intervals over their period of Continuous Service on the Board. For the avoidance of doubt, all Stock Awards granted the Plan, including any Stock Awards granted under this Section 7, are subject to all the terms and conditions of the Plan, including but not limited to the share reserve limitations of Section 3 and the cancellation and regrant restrictions set forth in Section 2(g).

(b) Eligibility. Stock Awards shall be granted under this Section 7 to all Eligible Directors who meet the criteria specified below.

(c) Director Grants.

(i) Initial Award. At the time a person is first elected or appointed to serve on the Board, provided such person is an Eligible Director, he or she automatically shall, upon the date of his or her initial election or appointment as an Eligible Director, be granted an Option to purchase a number of shares of Common Stock as determined by the Board in its sole discretion, on the terms and conditions set forth in Section 7(d) (each such Option is an “Initial Award”).

(ii) Annual Awards. On the date of each Annual Meeting, commencing with the Annual Meeting in 2012, each person who is then a Eligible Director and who has served as an Eligible Director on the Board for a period of at least six (6) months shall be granted an Option to purchase a number of shares of Common Stock as determined by the Board, in its sole discretion on the terms and conditions set forth in Section 7(d) (each such Option is an “Annual Award”).

(d) Director Option Grant Provisions.

(i) Option Type. Each Option automatically granted under this Section 7 shall be a Nonstatutory Stock Option.

(ii) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(iii) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iv) Vesting.

(1) Initial Awards granted pursuant to this Section 7 shall vest monthly with respect to 1/36th of the shares over the three (3) year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the third anniversary of the date of grant.

(2) Annual Awards granted pursuant to this Section 7 shall vest monthly with respect to 1/12th of the shares over the one (1) year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the first anniversary of the date of grant.

(3) Each Option granted pursuant to this Section shall automatically fully accelerate vesting upon a Corporate Transaction, subject to the Eligible Director’s Continuous Service through the date of the Corporate Transaction.

(v) Remaining Terms. The remaining terms and conditions of each Option shall be as set forth in an Option Agreement in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement shall be consistent with the terms of the Plan.

8.	C OVENANTS OF THE C OMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the

Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(k) Minimum Vesting. After the Effective Date of the Plan, generally (i) no Full Value Award that vests on the basis of the Participant’s Continuous Service with the Company shall vest at a rate that is any more rapid than ratably over a three (3)-year period and (ii) no Full Value Award that vests based on the satisfaction of Performance Goals shall provide for a Performance Period of less than twelve (12) months. Notwithstanding the foregoing, Full Value Awards may be granted by the Committee after the Effective Date that do not meet the foregoing minimum vesting guidelines, provided that such Awards shall be limited to no more than 5% of the total number of shares reserved for issuance under the Plan.

10.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(e), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(f) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however , that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii) Stock Awards Held by Current Employee and Director Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants that are Employees or Directors and whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “ Current Employee and Director Participants ”), the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is fifteen (15) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(d) Stock Awards Held by Persons other than Current Employee and Director Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Employee and Director Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction;

provided, however , that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(e) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(f) Change in Control. A Stock Award may be subject to acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

11.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

13.	CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “ Annual Meeting ” means the first meeting of the Company’s stockholders held each calendar year at which Directors of the Company are selected.

(c) “ Award ” means a Stock Award.

(d) “Award Agreement ” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “ Board ” means the Board of Directors of the Company.

(f) “ Capitalization Adjustment ” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “ Cause ” shall mean, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between Participant and the Company or any statutory duty Participant owes to the Company; or (iv) such Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided such Participant with written notice thereof and not less than five business days to cure the same.

(h) “ Change in Control ” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “ Subject Person ” ) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “ Incumbent Board ”) cease for any reason to constitute at least a majority of the members of the Board; provided, however , that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(i) “ Code ” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “ Committee ” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(d).

(k) “ Common Stock ” means the common stock of the Company.

(l) “ Company ” means Neurocrine Biosciences, Inc., a Delaware corporation.

(m) “ Consultant ” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “ Continuous Service ” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “ Corporate Transaction ” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “ Covered Employee ” shall have the meaning provided in Section 162(m)(3) of the Code.

(q) “ Director ” means a member of the Board.

(r) “ Director Grant Program ” means the grant program in effect under Section 7 of the Plan.

(s) “ Disability ” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t) “ Effective Date ” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2011 provided this Plan is approved by the Company’s stockholders at such meeting.

(u) “Eligible Director” means a Director who is not an Employee and is eligible to participate in the Director Grant Program.

(v) “ Employee ” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(w) “ Entity ” means a corporation, partnership, limited liability company or other entity.

(x) “ Exchange Act ” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y) “ Exchange Act Person ” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(z) “ Fair Market Value ” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(aa) “Full Value Award” generally means any Award granted under the Plan, but does not include any Option or a SAR granted pursuant to Section 5 of the Plan.

(bb) “ Incentive Stock Option ” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “ Non-Employee Director ” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“ Regulation S-K ”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(dd) “ Nonstatutory Stock Option ” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(ee) “ Officer ” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ff) “ Option ” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(gg) “ Option Agreement ” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(hh) “ Optionholder ” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ii) “ Other Stock Award ” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(jj) “ Other Stock Award Agreement ” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “ Outside Director ” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the

Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ll) “ Own, ” “ Owned, ” “ Owner, ” “ Ownership ” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(mm) “ Participant ” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(nn) “ Performance Criteria ” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) funds from operations); and (xxxiv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(oo) “ Performance Goals ” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(pp) “ Performance Period ” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(qq) “ Performance Stock Award ” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(rr) “ Plan ” means this Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan.

(ss) “ Restricted Stock Award ” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(tt) “ Restricted Stock Award Agreement ” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “ Restricted Stock Unit Award ” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(vv) “ Restricted Stock Unit Award Agreement ” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “ Rule 16b-3 ” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(xx) “ Securities Act ” means the Securities Act of 1933, as amended.

(yy) “ Stock Appreciation Right ” or “ SAR ” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz) “ Stock Appreciation Right Agreement ” or “ SAR Agreement ”) means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “ Stock Award ” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a SAR, a Performance Stock Award or any Other Stock Award.

(bbb) “ Stock Award Agreement ” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ccc) “ Subsidiary ” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “ Ten Percent Stockholder ” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

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This Proxy is solicited on behalf of the Board of Directors

NEUROCRINE BIOSCIENCES, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2013

The undersigned stockholder of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 2013, and hereby appoints Kevin C. Gorman and Timothy P. Coughlin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of NEUROCRINE BIOSCIENCES, INC. to be held on May 23, 2013 at 10:30 a.m. local time, at the Company’s corporate headquarters located at 12780 El Camino Real, San Diego, California 92130, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR THE AMENDMENT TO THE COMPANY’S 2011 EQUITY INCENTIVE PLAN, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Continued and to be signed on reverse side

0000063 761_2    R2.09.05.010

Neurocrine Biosciences, Inc. 12780 EL CAMINO REAL SAN DIEGO, CA 92130

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Neurocrine Biosciences, Inc. in mailing stockholder communications, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR ALL of the following Directors:			☐	☐	☐

1.	Election of Directors Nominees
(01)	Corinne H. Nevinny (02) Richard F. Pops (03) Stephen A. Sherwin

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2	Advisory vote to approve the compensation paid to the Company’s named executive officers.						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
3	To approve an Amendment to the Company’s 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 5,500,000 to 7,000,000.						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.						☐	☐	☐

NOTE: Company to transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

0000063761_1    R2.09.05.010